SUPPLEMENT TO FINAL TERM SHEET DATED DECEMBER 7, 2006

CWABS Asset-Backed Certificates Trust 2006-23
Issuing Entity

$1,553,600,100 (Approximate)
CWABS, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This Supplement revises the Final Term Sheet dated December 7, 2006 with respect to the above-captioned series of certificates as shown on the following page.

The date of this Supplement is December 8, 2006.

On page 7, the Moody’s rating of the Class M-8 Certificates shown in the table on that page is hereby deleted and replaced with “Baa2”.

On page 7, the Moody’s rating of the Class M-9 Certificates shown in the table on that page is hereby deleted and replaced with “Baa3”.

On page 31, the definition of “Cumulative Loss Trigger Event” is hereby deleted in its entirety and replaced with the following:

“Cumulative Loss Trigger Event” with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount, as set forth below:

Distribution Date	Percentage

December 2008 — November 2009	1.00% with respect to December 2008, plus an additional 1/12th of 1.15% for each month thereafter through November 2009

December 2009 — November 2010	2.25% with respect to December 2009, plus an additional 1/12th of 1.40% for each month thereafter through November 2010

December 2010 — November 2011	3.65% with respect to December 2010, plus an additional 1/12th of 1.10% for each month thereafter through November 2011

December 2011 — November 2012	4.75% with respect to December 2011, plus an additional 1/12th of 0.70% for each month thereafter through November 2012

December 2012 — November 2013	5.45% with respect to December 2012, plus an additional 1/12th of 0.05% for each month thereafter through November 2013

December 2013 and thereafter	5.50%

2

CWABS Asset-Backed Certificates Trust 2006-23
Issuing Entity

Final Term Sheet

$1,553,600,100 (Approximate)
CWABS, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED DECEMBER 7, 2006
Distributions are payable on the 25th day of each month, beginning in December 2006
________________

The following classes of certificates are being offered pursuant to this free writing prospectus:

Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)	Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)
1-A	$465,514,000	100.00000%	0.10417%	99.89583%	M-4	$34,400,000	100.00000%	0.83333%	99.16667%
2-A-1	$361,543,000	100.00000%	0.05283%	99.94717%	M-5	$24,000,000	100.00000%	1.25000%	98.75000%
2-A-2	$ 99,267,000	100.00000%	0.10417%	99.89583%	M-6	$17,600,000	100.00000%	1.45833%	98.54167%
2-A-3	$267,045,000	100.00000%	0.10417%	99.89583%	M-7	$18,400,000	100.00000%	1.58333%	98.41667%
2-A-4	$104,231,000	100.00000%	0.15625%	99.84375%	M-8	$12,800,000	99.16338%	1.66667%	97.49671%
M-1	$ 59,202,000	100.00000%	0.41667%	99.58333%	M-9	$16,800,000	94.37781%	1.66667%	92.71114%
M-2	$ 38,399,000	100.00000%	0.50000%	99.50000%	A-R	$ 100	(3)	(3)	(3)
M-3	$ 34,399,000	100.00000%	0.62500%	99.37500%
_____________

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)	Before deducting expenses payable by the Depositor estimated to be approximately $1,400,000 in the aggregate.
(3)	The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans.

Issuing Entity

CWABS Asset-Backed Certificates Trust 2006-23, a common law trust formed under the laws of the State of New York.

Depositor

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York, a New York banking corporation.

Co-Trustee

The Bank of New York Trust Company, N.A.

The NIM Insurer

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guarantee payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the “NIM Insurer”. The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor, the trustee and the co-trustee, under which the issuing entity will be formed.

Cut-off Date

Initial Mortgage Loans:

For any initial mortgage loan, the later of November 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

Closing Date

On or about December 8, 2006.

Pre-Funding

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount). Any pre-funded amount will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the initial aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $175,000 and (y) January 22, 2007.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this free writing prospectus.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates on or prior to the February 2007 distribution date, Countrywide Home Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

The Mortgage Loans

The mortgage pool will consist of fixed and adjustable rate mortgage loans that are secured by first liens on one- to four- family residential properties. Substantially all of the mortgage loans were made to borrowers with blemished credit histories. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a “loan group”. Loan group 1 will consist of first lien conforming balance fixed and adjustable rate mortgage loans. Loan group 2 will consist of first lien fixed and adjustable rate mortgage loans.

Statistical Calculation Information

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of November 1, 2006, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance. As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $1,199,201,205.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$431,006,669

Weighted Average Mortgage Rate	8.304%

Range of Mortgage Rates	5.375% to 12.700%

Average Current Principal Balance	$177,005

Range of Current Principal Balances	$42,738 to $521,722

Weighted Average Original Loan-to-Value Ratio	80.42%

Weighted Average Original Term to Maturity	384 months

Weighted Average Credit Bureau Risk Score	597 points

Weighted Average Remaining Term to Stated Maturity	384 months

Weighted Average Gross Margin*	6.557%

Weighted Average Maximum Mortgage Rate*	15.137%

Weighted Average Minimum Mortgage Rate*	8.319%

Percentage Originated under Full Doc Program	67.54%

Geographic Concentrations in excess of 10%:

California	12.56%

Florida	11.58%
______________
*  Percentage presented only reflects those group 1 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$768,194,536

Weighted Average Mortgage Rate	8.258%

Range of Mortgage Rates	3.500% to 14.250%

Average Current Principal Balance	$222,924

Range of Current Principal Balances	$24,992 to $1,560,000

Weighted Average Original Loan-to-Value Ratio	82.18%

Weighted Average Original Term to Maturity	378 months

Weighted Average Credit Bureau Risk Score	619 points

Weighted Average Remaining Term to Stated Maturity	377 months

Weighted Average Gross Margin*	5.944%

Weighted Average Maximum Mortgage Rate*	14.859%

Weighted Average Minimum Mortgage Rate*	7.476%

Percentage Originated under Full Doc Program	56.81%

Geographic Concentrations in excess of 10%:

California	25.06%

Florida	14.75%
______________
*  Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

Additional information regarding the mortgage loans in the statistical calculation pool is attached as Annex A to this free writing prospectus.

Certain characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than a permitted variance.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Original Certificate Principal Balance (1)	Type	Last Scheduled Distribution Date	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Offered Certificates
1-A	$465,514,000	Senior/Adjustable Rate	July 2035	Aaa	AAA
2-A-1	$361,543,000	Senior/Adjustable Rate	May 2028	Aaa	AAA
2-A-2	$99,267,000	Senior/Adjustable Rate	September 2029	Aaa	AAA
2-A-3	$267,045,000	Senior/Adjustable Rate	August 2033	Aaa	AAA
2-A-4	$104,231,000	Senior/Adjustable Rate	March 2035	Aaa	AAA
M-1	$59,202,000	Subordinate/Adjustable Rate	December 2035	Aa1	AA+
M-2	$38,399,000	Subordinate/Adjustable Rate	April 2036	Aa1	AA
M-3	$34,399,000	Subordinate/Adjustable Rate	August 2036	Aa2	AA-
M-4	$34,400,000	Subordinate/Adjustable Rate	October 2036	Aa3	A+
M-5	$24,000,000	Subordinate/Adjustable Rate	January 2037	A1	A
M-6	$17,600,000	Subordinate/Adjustable Rate	February 2037	A2	A-
M-7	$18,400,000	Subordinate/Adjustable Rate	April 2037	A3	BBB+
M-8	$12,800,000	Subordinate/Adjustable Rate	April 2037	Baa1	BBB
M-9	$16,800,000	Subordinate/Adjustable Rate	May 2037	Baa2	BBB-
A-R	$100	Senior/REMIC Residual	December 2006	Aaa	AAA
Non-Offered Certificates (3)
B	$18,400,000	Subordinate/Adjustable Rate	May 2037	Ba1	BB+
P	$100	Prepayment Charges	N/A	N/R	N/R
C	N/A	Residual	N/A	N/R	N/R
______________

(1)
This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date and any amount deposited in the pre-funding account.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). “N/R” indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(4)
The Class B, Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

The certificates will also have the following characteristics:

Class	Related Loan Group	Pass-Through Rate On or Before Optional Termination Date	Pass-Through Rate After Optional Termination Date	Delay/Accrual Period	Interest Accrual Convention
Offered Certificates
1-A	1	LIBOR + 0.140% (1)	LIBOR + 0.280% (1)	(2)	Actual/360 (3)
2-A-1	2	LIBOR + 0.050% (1)	LIBOR + 0.100% (1)	(2)	Actual/360 (3)
2-A-2	2	LIBOR + 0.110% (1)	LIBOR + 0.220% (1)	(2)	Actual/360 (3)
2-A-3	2	LIBOR + 0.170% (1)	LIBOR + 0.340% (1)	(2)	Actual/360 (3)
2-A-4	2	LIBOR + 0.220% (1)	LIBOR + 0.440% (1)	(2)	Actual/360 (3)
M-1	1 and 2	LIBOR + 0.250% (1)	LIBOR + 0.375% (1)	(2)	Actual/360 (3)
M-2	1 and 2	LIBOR + 0.280% (1)	LIBOR + 0.420% (1)	(2)	Actual/360 (3)
M-3	1 and 2	LIBOR + 0.330% (1)	LIBOR + 0.495% (1)	(2)	Actual/360 (3)
M-4	1 and 2	LIBOR + 0.390% (1)	LIBOR + 0.585% (1)	(2)	Actual/360 (3)
M-5	1 and 2	LIBOR + 0.410% (1)	LIBOR + 0.615% (1)	(2)	Actual/360 (3)
M-6	1 and 2	LIBOR + 0.470% (1)	LIBOR + 0.705% (1)	(2)	Actual/360 (3)
M-7	1 and 2	LIBOR + 0.950% (1)	LIBOR + 1.425% (1)	(2)	Actual/360 (3)
M-8	1 and 2	LIBOR + 1.450% (1)	LIBOR + 2.175% (1)	(2)	Actual/360 (3)
M-9	1 and 2	LIBOR + 1.750% (1)	LIBOR + 2.625% (1)	(2)	Actual/360 (3)
A-R	1 and 2	(4)	(4)	N/A	N/A
Non-Offered Certificates
B	1 and 2	LIBOR + 1.750%(1)	LIBOR + 2.625% (1)	(2)	Actual/360 (3)
P	1 and 2	N/A	N/A	N/A	N/A
C	1 and 2	N/A	N/A	N/A	N/A
______________

(1)	The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under “Description of the Certificates — Distributions — Distributions of Interest”. LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under “Description of the Certificates — Calculation of One-Month LIBOR”.

(2)
The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)	Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)	The Class A-R Certificates will not accrue any interest.

Designations

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates.

Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates.

Senior Certificates:	Class A and Class A-R Certificates.

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Subordinate Certificates:	Class M and Class B Certificates.

Adjustable Rate Certificates or Swap Certificates:	Class A Certificates and Subordinate Certificates.

Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates.

Record Date

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates:

With respect to the first distribution date, the closing date, and with respect to each subsequent distribution date, the last business day of the month preceding the month of a distribution date.

Denominations

$20,000 and multiples of $1 in excess thereof, except that the Class A-R Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

Registration of Certificates

Adjustable Rate Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on December 26, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Payments

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

•	the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

•	any interest due on a prior distribution date that was not paid.

The accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and from amounts in the swap trust, in each case as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

•	scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

•	interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

•	interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest); and

•	the amount, if any, of the seller interest shortfall payment paid by Countrywide Home Loans, Inc. on any distribution date on or prior to the February 2007 distribution date.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after fees and expenses as described below are subtracted):

•	scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

•	prepayments collected in the applicable period;

•	the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer;

•	the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

•
excess interest (to the extent available) to maintain or restore the targeted overcollateralization level as described under “Description of the Certificates — Overcollateralization Provisions” in this free writing prospectus; and

•	the amount, if any, allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•
the master servicing fee and additional servicing compensation (as described in this free writing prospectus under “Description of the Certificates — Withdrawals from the Collection Account” and “—Withdrawals from the Distribution Account”) due to the master servicer;

•	the pro rata portion of the trustee fee due to the trustee;

•	amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

•	all prepayment charges (which are distributable only to the Class P Certificates);

•	all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed;

•	the premiums for the mortgage insurance on the related covered mortgage loans; and

•	the pro rata portion of any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

These amounts will reduce the amount that could have been distributed to the certificateholders.

Final Maturity Reserve Fund

On each distribution date beginning on the distribution date in December 2016 and ending on the distribution date in November 2036, if the aggregate stated principal balance of the mortgage loans having an original term to maturity of 40 years as of the first day of the related due period is greater than the 40-year target for such distribution date, an amount equal to the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate stated principal balance of the mortgage loans with original terms to maturity of 40 years, and (b) the excess of (i) the final maturity funding cap for such distribution date over (ii) the amount on deposit in the final maturity reserve fund immediately prior to such distribution date will be deposited in the final maturity reserve fund until the amount on deposit in the final maturity reserve fund is equal to the final maturity funding cap. On the distribution date in November 2036, any amounts on deposit in the final maturity reserve fund will be distributed to the certificates as described in this free writing prospectus. Upon termination of the issuing entity, any amounts remaining in the final maturity reserve fund will be distributed to the Class C Certificates.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the applicable servicing fee rate.

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Payments; Distributions of Interest

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

•	from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the final maturity reserve fund, the required final maturity deposit,

•
from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

•	from loan group 1 interest funds, to the Class 1-A Certificates, current interest and interest carry forward amount;

•	from loan group 2 interest funds, concurrently, to each class of Class 2-A Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

•
from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

•
from any remaining loan group 1 and loan group 2 interest funds, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, current interest for each class; and

•	from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

Priority of Payments; Distributions of Principal

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date or a Trigger Event

Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, each class of certificates will be entitled to principal distributions based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under “Description of the Certificates — Distributions — Distributions of Principal” in this free writing prospectus.

Trigger Events:

A “trigger event” refers to certain specified levels of losses and/or delinquencies on the mortgage loans.

The Stepdown Date:

The stepdown date will be the earlier of:

•	the distribution date following the distribution date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and

•	the later of:

•	the December 2009 distribution date; and

•
the first distribution date on which the aggregate certificate principal balance of the Class A Certificates (after calculating anticipated distributions on the distribution date) is less than or equal to 62.20% of the aggregate stated principal balance of the mortgage loans for the distribution date.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in the following order:

(i)	to the Class 1-A Certificates, until their certificate principal balance is reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), to be allocated among such classes of certificates in the order described below, until their certificate principal balances are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in the following order:

(i)	to the classes of Class 2-A Certificates in the order described below, until their certificate principal balances are reduced to zero; and

(ii)
to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until their certificate principal balance is reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until their certificate principal balance is reduced to zero; and

(2)	as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in an amount up to the Class 1-A principal distribution amount, in the following order:

(i)	to the Class 1-A Certificates, until their certificate principal balance is reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), in the order described below, until their certificate principal balances are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in an amount up to the Class 2-A principal distribution amount, in the following order:

(i)	to the classes of Class 2-A Certificates, in the order described below, until their certificate principal balances are reduced to zero; and

(ii)
to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until their certificate principal balance is reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
sequentially, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order, the combined Class M-1, M-2 and M-3 principal distribution amount, until their certificate principal balances are reduced to zero;

(2)
sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until their certificate principal balance is reduced to zero; and

(3)	as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A Certificates in respect of principal will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their certificate principal balances are reduced to zero.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

•
to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

•	concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

•
sequentially, to the classes of subordinate certificates, in order of their distribution priorities, and for each class, first, to pay any interest carry forward amount for that class and second, to pay any unpaid realized loss amount for that class;

•
to each class of Class A and subordinate certificates, pro rata, first based on their certificate principal balances and second based on their remaining unpaid net rate carryover, to the extent needed to pay any unpaid net rate carryover;

•	to the carryover reserve fund, the required carryover reserve fund deposit;

•
if and for so long as the final maturity OC trigger is in effect, sequentially, in the following order: (1) to the classes of Class A Certificates, pro rata, based on the Class 1-A principal distribution amount (in the case of clause (x)) and the Class 2-A principal distribution amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until their certificate principal balance is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, in each case until their certificate principal balance is reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A principal distribution amount and the Class 2-A principal distribution amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as applicable; and (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until their certificate principal balance is reduced to zero;

•	to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

•	to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Credit Enhancement

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Mortgage Insurance

Approximately 42.38% and 39.33% of the statistical calculation pool mortgage loans with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group) are covered by one of three mortgage insurance policies described in this free writing prospectus. United Guaranty Mortgage Indemnity Company, a North Carolina insurance corporation, will issue a mortgage insurance policy that will cover approximately 11.60% and 9.90% of the statistical calculation pool mortgage loans with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group). Mortgage Guaranty Insurance Corporation, a Wisconsin insurance corporation, will issue a mortgage insurance policy that will cover approximately 18.61% and 18.21% of the mortgage loans in the statistical calculation pool with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group). Republic Mortgage Insurance Company, a North Carolina insurance corporation, will issue a mortgage insurance policy that will cover approximately 12.17% and 11.22% of the mortgage loans in the statistical calculation pool with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group). Each mortgage insurance policy insures a portion of the loss on the mortgage loans covered by that policy, subject to the terms and conditions set forth in that policy. Approximately 31.63% and 32.08% of the statistical calculation pool mortgage loans in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans in the statistical calculation pool in respect of the related loan group regardless of loan-to-value ratios) are covered by the mortgage insurance policies.

Overcollateralization

“Overcollateralization” refers to the amount by which the aggregate stated principal balance of the mortgage loans and any remaining related pre-funded amount exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $28,000,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The “expense fee rate” is the sum of the applicable servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy or a mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as “excess interest” and will be distributed as part of the excess cashflow as described under “—Excess Cashflow” above.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation, and all the Class M Certificates will have a distribution priority over the Class B Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

Allocation of Losses

After the credit enhancement provided by the mortgage insurance policies, excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates, beginning with the class of subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under “Description of the Certificates—Applied Realized Loss Amounts”.

The Swap Contract

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.10% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date and (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase, or may be directed by a third party to purchase, from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the applicable servicing fee rate).

Optional Termination

The holder of the largest percentage interest in the Class C Certificates (the “directing holder”) will have the right to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the directing holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the directing holder does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Material Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund and the pre-funding account) will consist of two or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the Class A-R Certificates) will represent beneficial ownership of “regular interests” in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The reserve fund trust, the swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

Legal Investment Considerations

The Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 so long as they are rated in one of the two highest rating categories by at least one rating agency. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met. Investors acquiring offered certificates (other than the Class A-R Certificates) with assets of such a plan also will be required to satisfy the requirements of an investor-based class exemption.

THE MORTGAGE POOL

Statistical calculation information for the mortgage loans in the statistical calculation pool is set forth in tabular format in Annex A attached to this free writing prospectus.

Mortgage Insurance Policies

It is expected that the Mortgage Loans generally will not carry borrower-paid mortgage insurance. The Trust Fund will acquire three mortgage insurance policies (each, a “Mortgage Insurance Policy”), one from United Guaranty Mortgage Indemnity Company, one from Mortgage Guaranty Insurance Corporation and one from Republic Mortgage Insurance Company, respectively (each, a “Mortgage Insurer”). These three policies are expected to cover approximately 42.38% and 39.33% of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group) (each such insured Mortgage Loan, a “Covered Mortgage Loan”). The insurance provided by the Mortgage Insurance Policies does not overlap with respect to any Covered Mortgage Loan. Each Mortgage Insurance Policy will only cover losses pursuant to the formula described in that policy down to approximately 60% of the value of the related Mortgaged Property. The premiums payable on the Mortgage Insurance Policies to the extent applicable to the Covered Mortgage Loans (the “Mortgage Insurance Premiums”) will be paid monthly by the Co-Trustee with funds withdrawn from the Distribution Account as provided in the Pooling and Servicing Agreement and the Mortgage Insurance Policies. Covered Mortgage Loans constitute approximately 31.63% and 32.08% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

Subject to certain limitations, each Mortgage Insurance Policy will be available to cover losses from defaults in payment on all Covered Mortgage Loans that are not subject to a policy exclusion. Each Mortgage Insurance Policy insures a portion of the loss that may be incurred on each related Covered Mortgage Loan. For a Covered Mortgage Loan, the loss payment is equal to the lesser of (a) the actual loss on sale of the Mortgaged Property or (b) the Coverage Percentage multiplied by the claim amount. The “Coverage Percentage” for each Covered Mortgage Loan will be calculated on a loan-level basis as the amount of coverage required to reduce the exposure down to 60% of the value of the related Mortgaged Property. The coverage provided per loan will be listed in the schedule of loans in each of the Mortgage Insurance Policies.

United Guaranty Mortgage Insurance Policy

The Mortgage Insurance Policy issued by United Guaranty (the “United Guaranty Mortgage Insurance Policy”) will cover approximately 11.60% and 9.90% of the Mortgage Loans in the Statistical Calculation Pool with Loan-to-Value Ratios at origination in excess of 80% in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group). The Covered Mortgage Loans insured by the United Guaranty Mortgage Insurance Policy constitute approximately 7.81% and 6.03% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

The United Guaranty Mortgage Insurance Policy is not a blanket policy against loss, since claims under it may only be made for particular defaulted Covered Mortgage Loans and only on satisfaction of certain conditions precedent.

Defaults under the United Guaranty Mortgage Insurance Policy are defined as:

•	the failure by a borrower to pay when due a nonaccelerated scheduled periodic payment due under the Covered Mortgage Loan, or

•	the failure by a borrower to pay the outstanding balance if the Covered Mortgage Loan has been accelerated due to a violation by the borrower of any due-on-sale clause.

In respect of defaults under the United Guaranty Mortgage Insurance Policy, any related claim amount will be equal to the sum of:

•	the unpaid principal balance due on the Covered Mortgage Loan as of the date of default,

•
accumulated delinquent interest due on the amount of unpaid principal balance from the date of default through the earlier of the date that the claim is submitted and the date that the claim is required to be submitted, in any event not including any late charges or other penalty interest,

•
amounts reasonably and necessarily advanced in respect of real estate taxes and fire and other insurance premiums on the related Mortgaged Property prorated through the earlier of the date that the claim is submitted and the date that the claim is required to be submitted,

•
reasonable, necessary and customary amounts advanced to prevent physical damage to and otherwise maintain the property prior to the earlier of the date that the claim is submitted and the date that the claim is required to be submitted,

•
attorneys’ fees reasonably and necessarily incurred in conducting enforcement proceedings and in obtaining title to the related Mortgaged Property, provided that such fees may not exceed 3% of the principal balance and the accumulated delinquent interest due as calculated pursuant to the first and second bullets, and

•	court expenses reasonably and necessarily incurred in conducting enforcement proceedings and in obtaining title to the related Mortgaged Property,

less the sum of

•	the amount of all rents and other payments (excluding proceeds of fire and extended coverage insurance) collected or received from the Covered Mortgage Loan or the related Mortgaged Property,

•	the amount of cash in any escrow account for the Covered Mortgage Loan,

•	the amount of cash held as security for the Covered Mortgage Loan and all sums as to which set-off is available, and

•	the amount of certain costs of restoring and repairing the related Mortgaged Property that are not actually used for the restoration or repair of the Mortgaged Property.

When a loss becomes payable, the Mortgage Insurer will pay the Co-Trustee for the benefit of the Certificateholders within 60 days after the Master Servicer has filed a claim in accordance with the United Guaranty Mortgage Insurance Policy.

Generally, the Master Servicer must file a claim within 60 days after the first to occur of (i) the acquisition by the Master Servicer of the borrower’s title to the related Mortgaged Property, (ii) redemption of the related Mortgaged Property or (iii) the Master Servicer receives a direction from the Mortgage Insurer to file a claim. If the Master Servicer files a claim within one year after the applicable event described in the first sentence of this paragraph, the Mortgage Insurer will process the claim; provided, however, that there will be no further interest or other expenses included in the claim amount following the expiration of the 60-day period referenced in the first sentence of this paragraph. If the Master Servicer fails to file a claim within the one-year period referenced in the preceding sentence, the failure will be deemed to have been an election by the Master Servicer to waive any right to any benefit under the United Guaranty Mortgage Insurance Policy with respect to that Covered Mortgage Loan. In addition, the Master Servicer must notify the Mortgage Insurer of Covered Mortgage Loans as to which a default has existed for three months or a foreclosure proceeding has been commenced.

The Covered Mortgage Loan will be considered to remain in default until filing of a claim so long as the scheduled periodic payment has not been made or violation of the due-on-sale clause continues. For example, a Covered Mortgage Loan is “three months in default” if the monthly installments due on January 1 through March 1 remain unpaid after the close of business on March 1.

Claims involving certain specified circumstances are excluded from the coverage of the United Guaranty Mortgage Insurance Policy. The Mortgage Insurer will not be liable for losses in connection with those claims except in certain circumstances when the amount by which the loss increased because of the excluded circumstances can be reasonably determined, in which case the claim amount will be reduced to the extent of that increased amount. Claims that will be excluded from the coverage of the United Guaranty Mortgage Insurance Policy, as more particularly described in that policy, include:

•
any claim resulting from a failure of a borrower to make a balloon payment, which is any payment that is more than twice the size of a normal amortizing payment, other than due to acceleration of the Covered Mortgage Loan;

•	any claim resulting from a default that occurred before coverage under the United Guaranty Mortgage Insurance Policy began;

•	any claim involving incomplete construction or construction not made in accordance with construction plans for the related Mortgaged Property;

•	any claim involving a lending transaction with the borrower different from the description to the Mortgage Insurer of the lending transaction;

•
any claim involving any dishonest, fraudulent, criminal, or knowingly wrongful act by the applicable seller, the Master Servicer, any other insured or any other servicer or any other first party described in the United Guaranty Mortgage Insurance Policy, or any claim involving negligence of the applicable seller or the Master Servicer;

•
any claim where there is physical damage to the related Mortgaged Property and that Mortgaged Property has not been restored to its condition as of the effective date of the United Guaranty Mortgage Insurance Policy, reasonable wear and tear excepted, or, if the property was not completed in accordance with the original construction plans as of the date of default, to the condition contemplated by such construction plans;

•
any claim where there is environmental contamination affecting the related Mortgaged Property, including nuclear or radioactive contamination, contamination by toxic waste, chemicals or other hazardous substance or other pollution, contamination by electromagnetic fields or radiation, or any other environmental or similar hazard not previously approved by the Mortgage Insurer, but excluding the presence of radon gas, lead paint and asbestos; and

•	any claim, if the mortgage executed by the borrower did not create at origination a first lien on the related Mortgaged Property.

The preceding description of the United Guaranty Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of that policy.

If the United Guaranty Mortgage Insurance Policy is terminated for any reason other than the exhaustion of its coverage, or if the claims-paying ability rating of United Guaranty Mortgage Indemnity Company is reduced to below investment grade, the Master Servicer will use its best efforts to obtain a comparable policy from an insurer that is acceptable to the rating agencies. The replacement policy will provide coverage equal to the then remaining coverage of the United Guaranty Mortgage Insurance Policy if available. However, if the premium cost of a replacement policy exceeds the premium cost of the United Guaranty Mortgage Insurance Policy, the coverage amount of the replacement policy will be reduced so that its premium cost will not exceed the premium cost of the United Guaranty Mortgage Insurance Policy.

MGIC Mortgage Insurance Policy

The Mortgage Insurance Policy issued by MGIC (the “MGIC Mortgage Insurance Policy”) will cover approximately 18.61% and 18.21% of the Mortgage Loans in the Statistical Calculation Pool with Loan-to-Value Ratios at origination in excess of 80% in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group). The Covered Mortgage Loans insured by the MGIC Mortgage Insurance Policy constitute approximately 13.39% and 16.43% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

The MGIC Mortgage Insurance Policy is subject to various limitations and exclusions as herein provided or as provided in that policy, and will provide only limited protection against losses on defaulted Covered Mortgage Loans. The MGIC Mortgage Insurance Policy does not cover any Mortgage Loans 60 days or more delinquent in payment as of the Cut-off Date. Each Mortgage Loan covered by the MGIC Mortgage Insurance Policy is covered for losses up to the policy limits; provided, however, that the MGIC Mortgage Insurance Policy will not cover special hazard, bankruptcy or fraud losses or certain other types of losses as provided in that policy. Claims on Covered Mortgage Loans generally will reduce uninsured exposure to an amount equal to approximately 60% of the lesser of the appraised value as of the origination date or the Purchase Price, as the case may be, of the related mortgaged property, subject to conditions, exceptions and exclusions and assuming that any pre-existing primary mortgage insurance policies covering such Covered Mortgage Loans remain in effect and a full claim settlement is made thereunder.

The MGIC Mortgage Insurance Policy is required to remain in force with respect to each Covered Mortgage Loan until (i) the principal balance of the Covered Mortgage Loan is paid in full; or (ii) the principal balance of the Covered Mortgage Loan has amortized down to a level that results in a loan-to-value ratio for the Covered Mortgage Loan of 55% or less (provided, however, that no coverage of any Mortgage Loan under the MGIC Mortgage Insurance Policy is required where prohibited by applicable law); or (iii) any event specified in the MGIC Mortgage Insurance Policy occurs that allows for the termination or cancellation of that policy by the insured.

The MGIC Mortgage Insurance Policy may not be assigned or transferred without the prior written consent of MGIC; provided, however, that MGIC has previously provided written consent to (i) the assignment of coverage on individual Covered Mortgage Loans from the Trustee to the Seller in connection with any Covered Mortgage Loan repurchased or substituted for by the Seller and (ii) the assignment of coverage on all Covered Mortgage Loans from the Co-Trustee to any successor co-trustee, provided that in each case, prompt notice of such assignment is provided to MGIC.

The MGIC Mortgage Insurance Policy generally requires that delinquencies on any Covered Mortgage Loan insured thereunder must be reported to MGIC within four months of default, that reports regarding the delinquency of the Covered Mortgage Loan must be submitted to MGIC on a monthly basis thereafter and that appropriate proceedings to obtain title to the property securing such Covered Mortgage Loan must be commenced within six months of default. As a condition to submitting a claim under the MGIC Mortgage Insurance Policy, the Co-Trustee must have (i) acquired, and tendered to MGIC, good and merchantable title to the property securing the Covered Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the MGIC Mortgage Insurance Policy and (ii) if the Covered Mortgage Loan is covered by a pre-existing primary mortgage insurance policy, a claim must be submitted and settled under such pre-existing primary mortgage insurance policy within the time frames specified in the MGIC Mortgage Insurance Policy.

The claim amount generally includes unpaid principal, accrued interest to the date of such tender to MGIC by the insured, and certain expenses (less the amount of a full claim settlement under any preexisting primary mortgage insurance policy covering the Covered Mortgage Loan). When a claim is presented, MGIC will have the option of either (i) paying the claim amount and taking title to the property securing the Covered Mortgage Loan, (ii) paying the insured a percentage of the claim amount (without deduction for a claim settlement under any pre-existing primary mortgage insurance policy covering the Covered Mortgage Loan) and with the Co-Trustee retaining title to the property securing such Covered Mortgage Loan or (iii) if the property securing the Covered Mortgage Loan has been sold to a third party with the prior approval of MGIC, paying the claim amount reduced by the net sale proceeds as described in the MGIC Mortgage Insurance Policy to reflect the actual loss.

Claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the Covered Mortgage Loan or such property has been sold to a third party with the prior approval of MGIC. A claim generally must be paid within 60 days after the claim is filed by the insured. No payment for a loss will be made under the MGIC Mortgage Insurance Policy unless the property securing the Covered Mortgage Loan is in the same physical condition as when such Covered Mortgage Loan was originally insured, except for reasonable wear and tear, and unless premiums on the standard homeowners’ insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

If a claim submitted under the MGIC Mortgage Insurance Policy is incomplete, MGIC is required to provide notification of all information and documentation required to perfect the claim within 20 days of MGIC’s receipt of such incomplete claim. In such case, payment of the claim will be suspended until such information and documentation are provided to MGIC, provided that MGIC is not required to pay the claim if it is not perfected within 180 days after its initial filing.

Unless approved in writing by MGIC, no changes may be made to the terms of any Covered Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule, except as specifically permitted by the terms of the Covered Mortgage Loan; nor may the lender make any change in the property or other collateral securing the Covered Mortgage Loan, nor may any mortgagor be released under the Covered Mortgage Loan from liability. If a Mortgage Loan is assumed with the insured’s approval, MGIC’s liability for coverage of the Mortgage Loan under the MGIC Mortgage Insurance Policy generally will terminate as of the date of such assumption unless MGIC approves the assumption in writing. In addition, with respect to any Covered Mortgage Loan covered by the MGIC Mortgage Insurance Policy, the Master Servicer must obtain the prior approval of MGIC in connection with any acceptance of a deed in lieu of foreclosure or of any sale of the property securing the Covered Mortgage Loan.

The MGIC Mortgage Insurance Policy excludes coverage of (i) any claim where the insurer under any pre-existing primary mortgage insurance policy has acquired the property securing the Covered Mortgage Loan, (ii) any claim resulting from a default occurring after lapse or cancellation of coverage, (iii) certain claims resulting from a default existing at the inception of coverage, (iv) certain claims where there is an environmental condition which existed on the property securing the Covered Mortgage Loan (whether or not known by the person or persons submitting an application for coverage of the Covered Mortgage Loan) as of the effective date of coverage, (v) any claim, if the mortgage, deed of trust or other similar instrument did not create at origination a first lien on the property securing the Covered Mortgage Loan, (vi) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with, the terms of the MGIC Mortgage Insurance Policy or of its obligations as imposed by operation of law, (vii) certain claims resulting from physical damage to a property securing a Covered Mortgage Loan, (viii) any claim arising from the failure of the borrower under a Covered Mortgage Loan to make any balloon payment, if applicable, under such Covered Mortgage Loan and (ix) any claim submitted in connection with a Covered Mortgage Loan if the Covered Mortgage Loan did not meet MGIC’s requirements applicable to the origination of the Covered Mortgage Loan.

In issuing its Mortgage Insurance Policy, MGIC has relied upon certain information and data regarding the Covered Mortgage Loans furnished to it by Countrywide Home Loans, the Co-Trustee or their respective representatives. The MGIC Mortgage Insurance Policy will not insure against certain losses sustained by reason of a default arising from or involving certain matters, including (i) misrepresentation made, or knowingly participated in, by the lender, other persons involved in the origination of the Covered Mortgage Loan or the application for insurance, or made by any appraiser or other person providing valuation information regarding the property securing the Covered Mortgage Loan; (ii) negligence or fraud by the Master Servicer of the Mortgage Loan, and (iii) failure to construct a property securing a Covered Mortgage Loan in accordance with specified plans. The MGIC Mortgage Insurance Policy permits MGIC to cancel coverage of a Covered Mortgage Loan under its Mortgage Insurance Policy or deny any claim submitted under its Mortgage Insurance Policy in connection with a Covered Mortgage Loan if the insured fails to furnish MGIC with copies of all documents in connection with the origination or servicing of the Covered Mortgage Loan.

The preceding description of the MGIC Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe the provisions, terms and conditions of the MGIC Mortgage Insurance Policy. For a more complete description of these provisions, terms and conditions, reference is made to the MGIC Mortgage Insurance Policy, a copy of which is available upon request from the Trustee.

RMIC Mortgage Insurance Policy

The Mortgage Insurance Policy issued by RMIC (the “RMIC Mortgage Insurance Policy”) will cover approximately 12.17% and 11.22% of the Mortgage Loans in the Statistical Calculation Pool with Loan-to-Value Ratios at origination in excess of 80% in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group). The Covered Mortgage Loans insured by the RMIC Mortgage Insurance Policy constitute approximately 10.43% and 9.62% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

The maximum amount of coverage under the RMIC Mortgage Insurance Policy for each Covered Mortgage Loan covered under that policy is equal to the lesser of:

(i) the actual loss,

(ii)  $250,000 and

(iii)  the product of (x) the specified coverage amount and (y) the claim amount (as defined below) (exclusive of any principal payments paid or payable pursuant to any other primary mortgage insurance policy covering the Mortgage Loan, if applicable) of that Covered Mortgage Loan.

For purposes of the RMIC Mortgage Insurance Policy, claims on Covered Mortgage Loans generally will reduce uninsured exposure to an amount equal to approximately 60% of the lesser of the appraised value as of the origination date or the Purchase Price, as the case may be, of the related Mortgaged Property, subject to conditions, exceptions and exclusions.

The RMIC Mortgage Insurance Policy does not cover Mortgage Loans having Loan-to-Value Ratios of less than or equal to 60% or greater than 100% (determined based on (i) the Mortgaged Property value used by the related Originator to compute the original Loan-to-Value Ratio of the related Mortgage Loan and (ii) the principal balance of the related mortgage as of the date of the data file upon which RMIC bid to provide a RMIC Mortgage Insurance Policy relating to the Covered Mortgage Loans). In addition, in order for a Covered Mortgage Loan covered by the RMIC Mortgage Insurance Policy to be eligible for coverage under the RMIC Mortgage Insurance Policy the loan must not be more than 30 days past due as of the Cut-off Date, and housing payments may not have been (i) 30 days delinquent on more than four occasions and 60 days delinquent on any occasion in the last 12 months preceding the Cut-Off Date, or (ii) 30 days delinquent on more than two occasions and 60 days delinquent on more than one occasion in the last 12 months preceding the Cut-off Date. Rolling lates are acceptable (maximum six consecutive months rolling lates equals one 30-day late). A borrower must also have a minimum 24 months since consummation of foreclosure proceedings and a minimum 18 months since bankruptcy discharge, in each case as of the Cut-Off Date. An existing mortgage may be no more than 30 days late at funding.

Pursuant to the terms of the RMIC Mortgage Insurance Policy, losses on the Covered Mortgage Loans insured thereunder may be covered in one of the following three ways at the discretion of RMIC:

(i)  if the related Mortgaged Property has been foreclosed upon by the Master Servicer on behalf of the Trust Fund, RMIC may acquire the related Mortgaged Property for the claim amount (as defined below);

(ii)  if the related Mortgaged Property is sold to a third party prior to or after foreclosure (and, in either case, such sale has been previously approved by RMIC), then RMIC will pay to the Trust Fund the lesser of (A) the actual loss on the Mortgaged Property, (B) $250,000 or (C) the product of the specified coverage amount (as described in the table above) and the claim amount (exclusive of any Mortgage Loan, if applicable); or

(iii)  if the related Mortgaged Property had been foreclosed upon by the Master Servicer and either RMIC elects not to acquire the property or an acceptable sale to a third party is not available at such time, then RMIC will pay to the Master Servicer an amount equal to the lesser of (A) the actual loss on the Mortgaged Property, (B) $250,000 or (C) the product of the specified coverage amount and the claim amount (exclusive of any Mortgage Loan, if applicable).

For the purposes of the RMIC Mortgage Insurance Policy, the claim amount is equal to:

(i)  the outstanding scheduled principal balance of the related Mortgage Loan; plus

(ii)  accrued and unpaid interest due on the Mortgage Loan computed at the mortgage interest rate through the date that the related claim was filed with RMIC, but excluding applicable late charges, penalty interest, and other changes to the interest rate by reason of the default; plus

(iii)  certain expenses after delinquency paid by the insured (such as hazard insurance premiums, taxes, maintenance expenses, attorneys fees and other foreclosure costs); minus

(iv)  certain amounts received or held by the insured (such as rental income and escrow deposits).

Under the RMIC Mortgage Insurance Policy, the Master Servicer is required to perform certain actions as a condition to eventually making a claim for payment. For example, the Master Servicer is required to submit to RMIC written notice (i) within 45 days with regard to a Mortgage Loan that becomes 45 days delinquent if it occurs when the first payment is due under the Mortgage Loan, or (ii) within ten days of the earlier to occur of either (A) the date when the Mortgage Loan becomes four months delinquent, or (B) the date when legal or administrative actions have been commenced. In addition, the Master Servicer is required to provide monthly reports regarding the delinquency of any Mortgage Loans covered under the RMIC Mortgage Insurance Policy. The Master Servicer must make certain advances for the protection and preservation of the related Mortgaged Property. Furthermore, with respect to any Mortgage Loan covered under the RMIC Mortgage Insurance Policy, the Master Servicer must obtain the prior approval of RMIC in connection with any:

(i)  modification by the Master Servicer of the terms of the related Mortgage Loan;

(ii)  assumption by a new borrower;

(iii)  acceptance of a deed in lieu of foreclosure; or

(iv)  sale of the underlying Mortgaged Property.

The Master Servicer must follow specified procedures for making a claim on a Mortgage Loan covered under the RMIC Mortgage Insurance Policy. When a Mortgage Loan becomes materially delinquent (in any event no later than when the Mortgage Loan becomes six months delinquent) and satisfactory arrangements to bring the Mortgage Loan current are not made, the Master Servicer must initiate foreclosure proceedings. The Master Servicer is required to file a claim with RMIC no later than 60 days after acquiring marketable title to the Mortgaged Property. If the Master Servicer is not required to have title to the Mortgaged Property to file a claim for a reason described in the RMIC Mortgage Insurance Policy, then the claim must be filed (i) within 60 days after the property is conveyed in a pre-foreclosure sale, at the foreclosure sale or by exercise of the rights of redemption, or (ii) at a time otherwise directed by RMIC and communicated to the Master Servicer.

Subject to the conditions and exclusions of the RMIC Mortgage Insurance Policy, RMIC is required to process and pay a claim within 60 days after a fully completed claim has been submitted to RMIC. If a claim filed by the Master Servicer is incomplete, then RMIC may notify the Master Servicer within 20 days of receipt of the related claim. RMIC will not be required to make any payment in respect of such incomplete claim until 60 days after submission by the Master Servicer of the missing or incomplete information. If the Master Servicer fails to file a fully completed claim with RMIC within 180 days after the filing of the claim (or such longer period as RMIC may allow), the insured will no longer be entitled to payment of a loss under the RMIC Mortgage Insurance Policy.

The failure by the Master Servicer to perform any actions that are a condition for payment of a claim may result either in such claim being excluded from coverage under the RMIC Mortgage Insurance Policy or in the amount of such claim being reduced. In addition, RMIC will not be liable for, and the RMIC Mortgage Insurance Policy will not cover, any claim relating to losses from physical damage or environmental conditions affecting the Mortgaged Property, fraud or misrepresentation by or on behalf of the Trust Fund in obtaining the RMIC Mortgage Insurance Policy, failure of the mortgage to provide the lender with a first priority lien on the related property at origination of the mortgage loan, losses from the Master Servicer’s negligence or release of the borrower from any portion of its payment obligations, non-compliance with the RMIC Mortgage Insurance Policy and certain other types of losses described in the RMIC Mortgage Insurance Policy. Claim payments under the RMIC Mortgage Insurance Policy will be made to the Master Servicer.

The Master Servicer will cause to be paid from interest collections the premium payable to RMIC for coverage of each insured Mortgage Loan (and any West Virginia, Kentucky or other applicable state taxes relating to such premium). These premiums are calculated as an annual percentage of the Stated Principal Balance of each Covered Mortgage Loan insured under the RMIC Mortgage Insurance Policy.

This description of the RMIC Mortgage Insurance Policy is only a brief summary of the policy and does not purport to be complete with respect to any non-uniform amendment thereto required by a particular jurisdiction. For a more complete description of the provisions, time, and conditions of the RMIC Mortgage Insurance Policy, prospective investors in the Certificates are encouraged to review such policy, copies of which are available upon request from the Trustee.

Neither Old Republic International Corporation nor any of its affiliates has guaranteed or agreed to assume the obligations of RMIC under the RMIC Mortgage Insurance Policy. Other than the information in this section entitled “Republic Mortgage Insurance Company and Its Mortgage Insurance Policy” furnished by RMIC, neither RMIC nor any of its affiliates has independently verified any other information in this free writing prospectus or the prospectus. In addition, neither RMIC nor any of its affiliates makes any representations regarding the Certificates or the advisability of investing in the Certificates.

SERVICING OF THE MORTGAGE LOANS

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The “Servicing Fee Rate” for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.50% per annum. The “Servicing Fee Rate” for each other Mortgage Loan in Loan Group 2 will be a per annum rate that will vary on a loan-by-loan basis depending on the type of Mortgage Loan and whether the Mortgage Loan has had its first Adjustment Date. The weighted average Servicing Fee Rates for the Mortgage Loans referred to in the preceding sentence are as shown in the following table:

	Weighted Average Servicing Fee Rate Before The Respective Initial Adjustment Dates	Weighted Average Servicing Fee Rate On And After The Respective Initial Adjustment Dates
2/28 6-month LIBOR	0.250%	0.375%
2/38 6-month LIBOR	0.250%	0.375%
3/27 One-Year CMT	0.250%	0.375%
3/27 12-month LIBOR	0.250%	0.375%
3/27 6-month LIBOR	0.250%	0.375%
5/25 12-month LIBOR	0.250%	0.375%
5/25 6-month LIBOR	0.250%	0.375%
5/35 12-month LIBOR	0.250%	0.375%
5/35 6-month LIBOR	0.250%	0.375%
7/23 12-month LIBOR	0.250%	0.375%
7/23 6-month LIBOR	0.250%	0.375%
7/33 12-month LIBOR	0.250%	0.375%

The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.4711% per annum before the respective initial Adjustment Dates (if any) and is 0.4856% per annum on and after the respective initial Adjustment Dates (if any). The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under “— Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of the Prepayment Period (“Prepayment Interest Excess”), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee and the Co-Trustee in connection with their responsibilities under the Pooling and Servicing Agreement.

Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans

When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates (“Due Dates”), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment Period to related Due Date in that Prepayment Period reduce the Scheduled Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a “Prepayment Interest Shortfall”) could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as “Compensating Interest” and will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed.

Certain Modifications and Refinancings

Countrywide Home Loans will be permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master Servicer will be permitted to agree to the rate reduction provided that (i) Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the related Certificates. Countrywide Home Loans will remit the Purchase Price to the Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the Certificates.

The CWABS, Inc., Asset-Backed Certificates, Series 2006-23 (the “Certificates”) will consist of: Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B, Class A-R, Class P and Class C Certificates.

When describing the Certificates in this free writing prospectus we use the following terms:

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates

Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates

Senior Certificates:	Class A and Class A-R Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates

Subordinate Certificates:	Class M and Class B Certificates

Adjustable Rate Certificates or Swap Certificates:	Class A and Subordinate Certificates

Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates

The Certificates are generally referred to as the following types:

Class	Type
Class A Certificates:	Senior/Adjustable Rate

Subordinate Certificates:	Subordinate/Adjustable Rate

Class A-R Certificates:	Senior/REMIC Residual

Class P Certificates:	Prepayment Charges

Class C Certificates:	Residual

Generally:

•	distributions of principal and interest on the Class 1-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1;

•	distributions of principal and interest on the Class 2-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2;

•	distributions of principal and interest on the Subordinate Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

•
distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2; and

•
distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2.

Book-Entry Certificates; Denominations

The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) may elect to hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under “Description of the Securities—Book-Entry Registration of the Securities” in the base prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC. See “Description of the Securities—Book-Entry Registration of the Securities” in the base prospectus.

Glossary of Terms

The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

General Definitions.

“Adjusted Net Mortgage Rate” with respect to each Mortgage Loan means the Mortgage Rate less the related Expense Fee Rate.

“Business Day” is any day other than:

(1) a Saturday or Sunday or

(2) a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

“Certificate Principal Balance” means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

(1) all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

(2) the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class); and provided further, however, that any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied Realized Loss Amounts will be distributed to those classes on a pro rata basis according to their respective Unpaid Realized Loss Amounts.

After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of Certificates, the Subsequent Recoveries will be included in the applicable Principal Remittance Amount and distributed in the priority set forth below under “—Distributions—Distributions of Principal”. Therefore these Subsequent Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

“Distribution Date” means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in December 2006.

“Due Period” means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

“Final Recovery Determination” means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

“Insurance Proceeds” means all proceeds of any insurance policy (including the Mortgage Insurance Policies) received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer’s normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policy.

“Liquidation Proceeds” means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through trustee’s sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

“Percentage Interest” with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

“Record Date” means:

(1) in the case of the Adjustable Rate Certificates, the Business Day immediately preceding the Distribution Date, unless the Adjustable Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

(2) in the case of the Class A-R Certificates, the last Business Day of the month preceding the month of the Distribution Date or, in the case of the first Distribution Date, as of the Closing Date.

“Subsequent Recoveries” means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of “Insurance Proceeds” and “Liquidation Proceeds” received in respect of the Mortgage Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

Definitions related to Interest Calculations and Distributions.

“Accrual Period” for any Distribution Date and the Adjustable Rate Certificates, means the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date.

“Current Interest” with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of the class immediately prior to the Distribution Date.

“Expense Fee Rate” with respect to each Mortgage Loan is equal to the sum of (i) the applicable Servicing Fee Rate and the Trustee Fee Rate, (ii) with respect to a Covered Mortgage Loan, the applicable Mortgage Insurance Premium Rate and (iii) with respect to any Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

“Interest Carry Forward Amount,” with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

(a) Current Interest for such class with respect to prior Distribution Dates over

(b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

“Interest Determination Date” means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

“Interest Funds” means for any Loan Group and any Distribution Date, (1) the Interest Remittance Amount for that Loan Group and the Distribution Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for the Distribution Date, plus (3) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group, less (4) the Mortgage Insurance Premiums for the Covered Loans in that Loan Group for such Distribution Date.

“Interest Remittance Amount” means with respect to each Loan Group and any Distribution Date:

(a) the sum, without duplication, of:

(1) all scheduled interest collected during the related Due Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

(2) all interest on prepayments, other than Prepayment Interest Excess,

(3) all Advances relating to interest,

(4) all Compensating Interest,

(5) all Liquidation Proceeds collected during the related Due Period (to the extent that the Liquidation Proceeds relate to interest), and

(6) the allocable portion of any Seller Shortfall Interest Requirement, less

(b) all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Mortgage Insurance Premium Rate” means a per annum rate that varies on a loan-by-loan basis with respect to each Covered Mortgage Loan. The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the United Guaranty Mortgage Insurance Policy is 1.86% per annum, the weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the MGIC Mortgage Insurance Policy is 0.93% per annum and the weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the RMIC Mortgage Insurance Policy is 1.22% per annum.

“Net Rate Cap” for each Distribution Date means:

(i) with respect to the Class 1-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 1 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 1 as of the first day of that Due Period,

(ii) with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 2 as of the first day of that Due Period, and

(iii) with respect to each class of Subordinate Certificates, the weighted average of the Net Rate Cap for the Class 1-A and Class 2-A Certificates (weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) and the amount on deposit in the Pre-Funding Account in respect of that Loan Group as of the first day of that Due Period) over the outstanding aggregate Certificate Principal Balance of the Class 1-A and Class 2-A Certificates, respectively, immediately prior to the related Distribution Date.

“Net Rate Carryover” for a class of interest-bearing certificates on any Distribution Date means the excess of:

(1) the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

(2) the amount of interest the class accrued on the Distribution Date based on the applicable Net Rate Cap,

plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

“Pass-Through Margin” for each class of Adjustable Rate Certificates means the following:

	(1)	(2)
Class 1-A	0.140%	0.280%
Class 2-A-1	0.050%	0.100%
Class 2-A-2	0.110%	0.220%
Class 2-A-3	0.170%	0.340%
Class 2-A-4	0.220%	0.440%
Class M-1	0.250%	0.375%
Class M-2	0.280%	0.420%
Class M-3	0.330%	0.495%
Class M-4	0.390%	0.585%
Class M-5	0.410%	0.615%
Class M-6	0.470%	0.705%
Class M-7	0.950%	1.425%
Class M-8	1.450%	2.175%
Class M-9	1.750%	2.625%
Class B	1.750%	2.625%

(1) For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2) For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

“Pass-Through Rate” with respect to each Accrual Period and each class of Adjustable Rate Certificates means a per annum rate equal to the lesser of:

(1) One-Month LIBOR for the Accrual Period (calculated as described below under “— Calculation of One-Month LIBOR”) plus the Pass-Through Margin for the class and Accrual Period, and

(2) the applicable Net Rate Cap for the related Distribution Date.

“Seller Shortfall Interest Requirement” with respect to the Distribution Date in each of December 2006, January 2007 and February 2007 means the sum of:

(a) the product of (1) the excess of the aggregate Stated Principal Balance for the Distribution Date of all the Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period, over the aggregate Stated Principal Balance for the Distribution Date of the Mortgage Loans (including the Subsequent Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage Loans, if any) (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12; and

(b) the product of (1) the amount on deposit in the Pre-Funding Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of the Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12.

“Trustee Fee Rate” means a rate equal to 0.009% per annum.

Definitions related to Principal Calculations and Distributions.

“Class 1-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 and the denominator of which is the sum of the Principal Remittance Amounts for both Loan Groups.

“Class 2-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 and the denominator of which is the sum of the Principal Remittance Amounts for both Loan Groups.

“Class A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 62.20% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor.

“Combined Class M-1, M-2 and M-3 Principal Distribution Amount” for each Distribution Date means the excess of:

(1) the sum of:

(a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date), and

(b) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates immediately prior to the Distribution Date over

(2) the lesser of (a) 78.70% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if the Class M-1, Class M-2 and/or Class M-3 Certificates are the only classes of Subordinate Certificates outstanding on the Distribution Date, those classes will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balances thereof are reduced to zero.

“Cumulative Loss Trigger Event” with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount, as set forth below:

Distribution Date	Percentage

December 2008 — November 2009	0.95% with respect to December 2008, plus an additional 1/12th of 1.20% for each month thereafter through November 2009

December 2009 — November 2010	2.15% with respect to December 2009, plus an additional 1/12th of 1.25% for each month thereafter through November 2010

December 2010 — November 2011	3.40% with respect to December 2010, plus an additional 1/12th of 1.05% for each month thereafter through November 2011

December 2011 — November 2012	4.45% with respect to December 2011, plus an additional 1/12th of 0.65% for each month thereafter through November 2012

December 2012 — November 2013	5.10% with respect to December 2012, plus an additional 1/12th of 0.05% for each month thereafter through November 2013

December 2013 and thereafter	5.15%

A “Delinquency Trigger Event” with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Adjustable Rate Certificates:

Class	Percentage

A	42.33%
M-1	52.63%
M-2	62.50%
M-3	75.12%
M-4	94.12%
M-5	114.29%
M-6	135.59%
M-7	168.42%
M-8	202.53%
M-9	275.86%
B	457.14%

“Excess Overcollateralization Amount” for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

“Extra Principal Distribution Amount” with respect to any Distribution Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2) the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that Distribution Date.

The “Final Maturity OC Trigger” will be in effect with respect to any Distribution Date on or after the Distribution Date in December 2026 if and for so long as the sum of (x) the amount on deposit in the Final Maturity Reserve Fund on that Distribution Date (including any Final Maturity Reserve Deposit made on the Distribution Date) and (y) the Overcollateralized Amount for that Distribution Date (calculated after giving effect to all distributions to be made prior to the time of determination) is less than the aggregate Stated Principal Balance of all Mortgage Loans with original terms to maturity of 40 years as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period ending in the same month as the Distribution Date).

“Group 1 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

“Group 2 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

“Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of Subordinate Certificates means the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
Class M-1	15.20%	30.40%
Class M-2	12.80%	25.60%
Class M-3	10.65%	21.30%
Class M-4	8.50%	17.00%
Class M-5	7.00%	14.00%
Class M-6	5.90%	11.80%
Class M-7	4.75%	9.50%
Class M-8	3.95%	7.90%
Class M-9	2.90%	5.80%
Class B	1.75%	3.50%

The Initial Target Subordination Percentages will not be used, and the Stepdown Target Subordination Percentages for the Class M-1, Class M-2 and Class M-3 Certificates will not be used, to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Subordinate Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“OC Floor” means an amount equal to 0.50% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“Overcollateralization Deficiency Amount” with respect to any Distribution Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the Distribution Date).

“Overcollateralization Reduction Amount” for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for the Distribution Date.

“Overcollateralization Target Amount” with respect to any Distribution Date means (a) prior to the Stepdown Date, an amount equal to 1.75% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 3.50% of the aggregate Stated Principal Balance of the Mortgage Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

“Overcollateralized Amount” for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and any amount on deposit in the Pre-Funding Account on the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the Adjustable Rate Certificates as of the Distribution Date (after giving effect to distribution of the Principal Remittance Amounts to be made on the Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

“Principal Distribution Amount” with respect to each Distribution Date and a Loan Group means the sum of:

(1) the Principal Remittance Amount for the Loan Group for the Distribution Date, less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Distribution Date,

(2) the Extra Principal Distribution Amount for the Loan Group for the Distribution Date, and

(3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any investment income therefrom) allocable to the Loan Group.

minus

(4) (a) the Group 1 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 1, and (b) the Group 2 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 2.

“Principal Remittance Amount” with respect to each Loan Group and any Distribution Date means:

(a) the sum, without duplication, of:

(1) the scheduled principal collected during the related Due Period or advanced with respect to the Distribution Date,

(2) prepayments collected in the related Prepayment Period,

(3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

(4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by Countrywide Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

(5) all Liquidation Proceeds (to the extent that the Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

(b) all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Realized Loss” means with respect to any Mortgage Loan (i) as to which a Final Recovery Determination has been made, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated or (ii) that was the subject of a Deficient Valuation, (a) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (ii) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to the Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

“Rolling Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency Rates for the Distribution Date and the two immediately preceding Distribution Dates.

“Senior Enhancement Percentage” with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

(1) the numerator of which is the excess of:

(a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

(b) (i) before the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class A Certificates, or (ii) after the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

(2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

“Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans.

“Stepdown Date” is the earlier to occur of:

(a) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and

(b) the later to occur of (x) the Distribution Date in December 2009 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 62.20% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

“Subordinate Class Principal Distribution Amount” for each class of Subordinate Certificates (other than the Class M-1, Class M-2 and Class M-3 Certificates) and Distribution Date means the excess of:

(1) the sum of:

(a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date),

(b) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account distribution of the Combined Class M-1, M-2 and M-3 Principal Distribution Amount for the Distribution Date),

(c) the aggregate Certificate Principal Balance of any classes of Subordinate Certificates (other than the Class M-1, Class M-2 and Class M-3 Certificates) that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Certificates for the Distribution Date), and

(d) the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to the Distribution Date over

(2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero.

“Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

“Unpaid Realized Loss Amount” means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

Deposits to the Certificate Account

The Master Servicer will establish and initially maintain a certificate account (the “Certificate Account”) for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the Certificate Account at Countrywide Bank, N.A., which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

(1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

(2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

(3) all Insurance Proceeds (including proceeds from the Mortgage Insurance Policies), Liquidation Proceeds and Subsequent Recoveries,

(4) all payments made by the Master Servicer in respect of Compensating Interest,

(5) all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the Pooling and Servicing Agreement,

(6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

(7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

(8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

(9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

(10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

(11) all Advances.

On the Business Day prior to the Master Servicer Advance Date in each of December 2006, January 2007 and February 2007, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate Account, the Seller Shortfall Interest Requirement (if any) for the related Distribution Date. Prior to their deposit in the Collection Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the base prospectus.

Withdrawals from the Certificate Account

The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

(1) to pay to the Master Servicer the Master Servicing Fees on the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”) and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

(2) to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which the Advance was made,

(3) to reimburse the Master Servicer and the Trustee for any Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer’s certificate indicating the amount of the nonrecoverable Advances and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable Advances),

(4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

(5) to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (“Servicing Advances”), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

(6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage Loan,

(7) after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the Principal Remittance Amount on the related Distribution Account Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

(8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

(9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the “Distribution Account Deposit Date”), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6) above.

Deposits to the Distribution Account

The Trustee will establish and maintain a distribution account (the “Distribution Account”) on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

(1) the aggregate amount remitted by the Master Servicer to the Trustee,

(2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account, and

(3) the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

Withdrawals from the Distribution Account

The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account and the Final Maturity Reserve Fund as described below under “— Distributions” and may from time to time make withdrawals from the Distribution Account:

(1) to pay the Trustee Fee to the Trustee,

(2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

(3) to pay the Co-Trustee (for payment to the Mortgage Insurers), the Mortgage Insurance Premiums,

(4) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

(5) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under “—Withdrawals from the Certificate Account”,

(6) to reimburse the Trustee for any nonrecoverable Advance previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (4) under “—Withdrawals from the Certificate Account”, and

(7) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

Investments of Amounts Held in Accounts

The Certificate Account, the Distribution Account and the Pre-Funding Account. All funds in the Certificate Account, the Distribution Account and the Pre-Funding Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

•
the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein; and

•
the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide Home Loans and will be remitted to Countrywide Home Loans as described herein.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer’s own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account out of Countrywide Home Loans’ own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding Account and made in accordance with the Pooling and Servicing Agreement.

Carryover Reserve Fund and Credit Comeback Excess Account. Funds in the Carryover Reserve Fund and in the Credit Comeback Excess Account may be invested in Permitted Investments, at the written direction of the majority holder of the Class C Certificates.

If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the Credit Comeback Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the Credit Comeback Excess Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or Credit Comeback Excess Account (or the investments), as applicable, immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund or Credit Comeback Excess Account and made in accordance with the Pooling and Servicing Agreement.

Swap Account. Funds in the Swap Account will not be invested.

Final Maturity Reserve Fund. The Final Maturity Reserve Fund will be an asset of a separate trust referred to herein as the reserve fund trust. Funds in the Final Maturity Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the Trustee, on behalf of the reserve fund trust, does not receive written directions regarding investment, it will invest all funds in the Final Maturity Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Final Maturity Reserve Fund until withdrawn upon the termination of the pooling and servicing agreement. Any losses incurred in the Final Maturity Reserve Fund in respect of the investment will be charged against amounts on deposit in the Final Maturity Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the reserve fund trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Final Maturity Reserve Fund and made in accordance with the pooling and servicing agreement.

The Swap Account

The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the “Swap Account”) on behalf of the holders of the Swap Certificates and the Swap Counterparty. With respect to each Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap Contract, each as described below under “— The Swap Contract”. With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “— The Swap Contract”.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Fees

Master Servicing Fee / Master Servicer	One-twelfth of the applicable Servicing Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (3)	Compensation	Collections with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries	Monthly

Additional Servicing Compensation / Master Servicer	• Prepayment Interest Excess (4)	Compensation	Interest collections with respect to each Mortgage Loan	Time to time
	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time
	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and Distribution Account	Monthly
	• Excess Proceeds (5)	Compensation	Liquidation Proceeds and Subsequent Recoveries with respect to each liquidated Mortgage Loan	Time to time

Trustee Fee (the “Trustee Fee”) / Trustee
One-twelfth of the Trustee Fee Rate multiplied by the sum of (i) the aggregate Stated Principal Balance of the outstanding Mortgage Loans and (ii) any amounts remaining in the Pre-Funding Account (excluding any investment earnings thereon) (6)
		Compensation	Interest Remittance Amount	Monthly

Expenses

Net Swap Payments / Swap Counterparty	Net Swap Payments (7)	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2	Monthly

Swap Termination Payment / Swap Counterparty	The Swap Termination Payment to which the Swap Counterparty may be entitled in the event of an early termination of the Swap Contract	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2 (8)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Mortgage Insurance Premiums / Mortgage Insurers	With respect to each Covered Mortgage Loan, one-twelfth of the applicable Mortgage Insurance Premium Rate for that Mortgage Loan multiplied by the Stated Principal Balance of that Mortgage Loan (9)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly

Insurance premiums / Mortgage Insurance Providers	Insurance premium(s) for Mortgage Loan(s) covered by lender-paid mortgage insurance policies (other than the Mortgage Insurance Policies)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly

Insurance expenses / Master Servicer	Expenses incurred by the Master Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time

Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances.	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (10)
Time to time

Indemnification expenses / the Sellers, the Master Servicer, the NIM Insurer and the Depositor	Amounts for which the Sellers, the Master Servicer, the NIM Insurer and Depositor are entitled to indemnification (11)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Monthly

__________
(1)
If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)
The Servicing Fee Rate for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.50% per annum. The Servicing Fee Rate for each other Mortgage Loan in Loan Group 2 will be a per annum rate and will vary depending on the type of Mortgage Loan and whether the Mortgage Loan has had its first Adjustment Date, as shown in the table under “Servicing of the Mortgage Loans— Servicing Compensation and Payment of Expenses”. The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.4711% per annum before the respective initial Adjustment Dates (if any) and is 0.4856% per annum on and after the respective initial Adjustment Dates (if any). The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

(4)	Prepayment Interest Excess is described above in this free writing prospectus under “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses”.

(5)	Excess Proceeds is described above in this free writing prospectus under “— Glossary of Terms — General Definitions”.

(6)	The Trustee Fee Rate will equal 0.009% per annum.

(7)	The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under “Description of the Certificates — The Swap Contract”.

(8)	Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under “Description of the Certificates — Overcollateralization Provisions”.

(9)
The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the United Guaranty Mortgage Insurance Policy is 1.86% per annum, the weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the MGIC Mortgage Insurance Policy is 0.93% per annum and the weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the RMIC Mortgage Insurance Policy is 1.22% per annum.

(10)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(11)	Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor are entitled to indemnification of certain expenses.

Distributions

General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual Period, and in the case of the Senior Certificates, any Interest Carry Forward Amount. For each class of Subordinate Certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described under “— Overcollateralization Provisions”.

All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date and are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of Adjustable Rate Certificates will be subject to the applicable Net Rate Cap. See the related definitions in “— Glossary of Terms — Definitions related to Interest Calculations and Distributions” for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

If on any Distribution Date, the Pass-Through Rate for a class of Adjustable Rate Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under “— Overcollateralization Provisions”, and from payments (if any) allocated to the issuing entity in respect of the Swap Contract that are available for that purpose.

On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order, until those Interest Funds have been fully distributed:

(1) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Final Maturity Reserve Fund, the Required Final Maturity Deposit,

(2) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

(3) concurrently:

(a) from the Interest Funds for Loan Group 1, to the Class 1-A Certificates, the Current Interest and Interest Carry Forward Amount for that class, and

(b) from the Interest Funds for Loan Group 2, concurrently to each class of Class 2-A Certificates, the Current Interest and Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

(4) from the remaining Interest Funds for both Loan Groups, concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses 3(a) and 3(b) above, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the Certificate Principal Balances of the Certificates will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount,

(5) from the remaining Interest Funds for both Loan Groups, sequentially:

(a)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Current Interest for that class, and

(b) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

On any Distribution Date on or after the Stepdown Date and so long as no Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date. The amount to be distributed as principal on each Distribution Date are described in more detail under “— Glossary of Terms — Definitions related to Principal Calculations and Distributions” in this free writing prospectus.

On each Distribution Date, the Principal Distribution Amount for each of Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

(1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

(A)  concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, sequentially:

(a) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

(b) to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (1)(A)(ii)(a) below), in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, sequentially:

(a) to the classes of Class 2-A Certificates, in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b) to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (1)(A)(i)(a) above), until the Certificate Principal Balance thereof is reduced to zero,

(B)  from the remaining Principal Distribution Amounts for both Loan Groups, sequentially:

(i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(ii) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts for both Loan Groups, sequentially:

(A)  concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, in an amount up to the Class 1-A Principal Distribution Amount, sequentially:

(a) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

(b) to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (2)(A)(ii)(a) below), in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, in an amount up to the Class 2-A Principal Distribution Amount, sequentially:

(a) to the classes of Class 2-A Certificates, in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b) to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (2)(A)(i)(a) above), until the Certificate Principal Balance thereof is reduced to zero,

(B)  from the remaining Principal Distribution Amounts for Loan Group 1 and Loan Group 2, sequentially:

(i) sequentially, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order, the Combined Class M-1, M-2 and M-3 Principal Distribution Amount, until the Certificate Principal Balances thereof are reduced to zero,

(ii) sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Subordinate Class Principal Distribution Amount for that class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(iii)  any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(3) On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the Certificate Principal Balance thereof is reduced to zero.

Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates (as described above) and payments to the Swap Counterparty (each as described above) and the Class C Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

Overcollateralization Provisions

On the Closing Date, it is expected that the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the Adjustable Rate Certificates by approximately $28,000,000, which is approximately 1.75% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Adjustable Rate Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Adjustable Rate Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity’s expenses related to that Loan Group (including any Net Swap Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts in the priorities described below.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (5)(b) in “—Distributions — Distributions of Interest” and clause (1)(B)(ii) or (2)(B)(iii), as applicable, in “— Distributions — Distributions of Principal” and (ii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

With respect to any Distribution Date, any Excess Cashflow and, in the case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback Excess Account and available for such Distribution Date (“Credit Comeback Excess Cashflow”), will be paid to the classes of Certificates in the following order, in each case first to the extent of the remaining Credit Comeback Excess Cashflow, if applicable, and second to the extent of the remaining Excess Cashflow:

1.
to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group 1 and Loan Group 2, payable to those holders as part of the related Principal Distribution Amount as described under “—Distributions—Distributions of Principal” above;

2.
concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class;

3.
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

4.
to each class of Adjustable Rate Certificates, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Adjustable Rate Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

5.	to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

6.
if and for so long as the Final Maturity OC Trigger is in effect, sequentially, in the following order: (i) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be; and (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

7.	to the Swap Account, in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event; and

8.	to the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

Following the distributions pursuant to the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under “ — The Swap Contract”.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap transaction with Bear Stearns Financial Products Inc. (the “Swap Counterparty”), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty. On the Closing Date, pursuant to a “Swap Contract Assignment Agreement,” Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the “Swap Contract Administrator”). Pursuant to the Swap Contract, the terms of a 1992 ISDA Master Agreement (Multicurrency - Cross Border), Schedule and Credit Support Annex were incorporated into the Swap Contract, as if the ISDA Master Agreement, Schedule and Credit Support Annex had been executed by Swap Contract Administrator and the Swap Counterparty on the date that the Swap Contract was executed. The Swap Contract is subject to certain ISDA definitions. Countrywide Home Loans, the Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the “Swap Contract Administration Agreement”) pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Contract Administrator to the Swap Counterparty under the Swap Contract will equal the product of:

(i) a fixed rate of 5.10% per annum,

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to such Distribution Date, and

(iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Counterparty to the Swap Contract Administrator under the Swap Contract will equal the product of:

(i) One-Month LIBOR (as determined by the Swap Counterparty),

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to such Distribution Date, and

(iii) the actual number of days in the related calculation period, divided by 360.

With respect to any Distribution Date, the Swap Contract Administrator or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

If a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under “— Distributions — Distributions of Interest” above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (6) under “— Overcollateralization Provisions —Excess Cashflow” above and remit such amount to the Swap Account maintained on behalf of the swap trust.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap Account an amount equal to the sum of (a) any Current Interest and Interest Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

If the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract. In the event that a Swap Termination Payment was payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Swap Counterparty under the original Swap Contract (the “Adjusted Replacement Upfront Amount”) will be included in the Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap Termination Payment was due to the Swap Counterparty under the original Swap Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap Counterparty, that upfront amount or Swap Termination Payment payable by the Swap Counterparty, as the case may be, will be retained by the Swap Contract Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap Termination Payment paid by a Swap Counterparty, will be distributed to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

Following the distributions of Excess Cashflow and Credit Comeback Excess Cashflow as described under “— Overcollateralization Provisions —Excess Cashflow”, the Trustee, acting on behalf of the swap trust, shall distribute all amounts on deposit in the Swap Account in the following order:

(1) to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

(2) to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

(3) concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

(4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class;

(5) to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow and Credit Comeback Excess Cashflow as described above under “— Overcollateralization Provisions” payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under “— Overcollateralization Provisions — Excess Cashflow” above;

(6) concurrently, to each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

(7) concurrently, to each class of Class A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

(8) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

(9) to the Swap Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to such Distribution Date.

The “Swap Contract Notional Balance” for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the “Swap Contract Termination Date” for the Swap Contract.

Month of Distribution Date	Swap Contract Notional Balance ($)
December 2006	1,600,000,000
January 2007	1,590,981,600
February 2007	1,580,027,200
March 2007	1,567,146,900
April 2007	1,552,358,400
May 2007	1,535,686,000
June 2007	1,517,161,600
July 2007	1,496,825,200
August 2007	1,474,721,500
September 2007	1,450,903,400
October 2007	1,425,430,700
November 2007	1,398,369,800
December 2007	1,369,791,500
January 2008	1,339,779,300
February 2008	1,308,417,000
March 2008	1,275,794,900
April 2008	1,242,141,300
May 2008	1,207,547,400
June 2008	1,172,121,800
July 2008	1,136,555,300
August 2008	1,102,068,000
September 2008	1,068,627,100
October 2008	1,036,200,900
November 2008	1,004,758,400
December 2008	395,053,900
January 2009	384,048,500
February 2009	373,348,000
March 2009	362,944,200
April 2009	352,828,700
May 2009	342,993,700
June 2009	333,437,400
July 2009	324,146,100
August 2009	315,112,000
September 2009	306,328,200
October 2009	297,787,600
November 2009	289,483,600
December 2009	281,408,300
January 2010	273,479,200
February 2010	265,774,100
March 2010	258,286,400
April 2010	251,010,100
May 2010	243,939,100
June 2010	237,067,500
July 2010	230,434,100
August 2010	223,985,000
September 2010	217,715,200
October 2010	211,619,700
November 2010	205,693,800
December 2010	199,931,900
January 2011	194,330,300
February 2011	188,884,600
March 2011	183,590,400
April 2011	178,443,400
May 2011	173,439,800
June 2011	168,575,400
July 2011	163,846,400
August 2011	159,249,100
September 2011	154,779,800
October 2011	150,435,000
November 2011	146,211,200
December 2011	117,649,100
January 2012	114,364,900
February 2012	111,171,700
March 2012	108,066,900
April 2012	105,048,100
May 2012	102,112,900
June 2012	99,259,100
July 2012	96,484,300
August 2012	93,786,400
September 2012	91,163,200

A “Swap Termination Payment” is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

The Swap Contract will be subject to early termination by the Swap Contract Administrator if at any time an “event of default” under the Swap Contract occurs and is continuing with respect to the Swap Counterparty (or any related guarantor, if applicable), in each case in accordance with the provisions of the Swap Contract. Events of default with respect to the Swap Counterparty (or any related guarantor, if applicable) include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the third business day after notice of such failure is received,

2. a failure to comply with or perform any non-payment agreement or obligation to be complied with or performed in accordance with the Swap Contract, if such failure is not remedied on or before the thirtieth day after notice of such failure is received,

3. if the credit rating of the Swap Counterparty falls below a required ratings threshold level established by Moody’s and specified in the Swap Contract for 30 or more business days, a failure to post any collateral required if such failure is not remedied on or before the third business day after notice of such failure is received and certain other events involving the termination or repudiation of the Credit Support Annex prior to the satisfaction of all obligations under the Swap Contract,

4. a breach of certain representations of the Swap Counterparty in the Swap Contract,

5. (i) the occurrence or existence of a default, event of default or other similar condition or event in respect of the Swap Counterparty under one or more agreements or instruments relating to indebtedness in an aggregate amount of not less than USD 100,000,000.00 which has resulted in the acceleration or potential acceleration of such indebtedness or (ii) a default by the Swap Counterparty under such agreement or instrument in making one or more payments on the due date thereof in an aggregate amount of not less than USD 100,000,000.00 (after giving effect to any applicable notice requirement or grace period),

6. certain insolvency or bankruptcy events, and

7. a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

The Swap Contract will be subject to early termination by the Swap Counterparty if at any time an “event of default” under the Swap Contract occurs and is continuing with respect to the Swap Contract Administrator, in each case in accordance with the provisions of the Swap Contract. Events of default with respect to the Swap Contract Administrator include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the third business day after notice of such failure is received,

2. if the Swap Counterparty is required to post collateral under the Swap Contract, a failure by the Swap Contract Administrator to return any collateral required to be returned under the Credit Support Annex if such failure is not remedied on or before the second business day after notice of such failure is received,

3. certain insolvency or bankruptcy events, and

4. a merger by the Swap Contract Administrator without an assumption of its obligations under the Swap Contract.

The Swap Contract will also be subject to early termination by either the Swap Counterparty or the Swap Contract Administrator (or, in some cases, by both parties) if at any time a “termination event” under the Swap Contract occurs and is continuing with respect to either party or both parties, in each case in accordance with the provisions of the Swap Contract. Termination events include the following:

1. illegality (which generally relates to changes in law causing it to become unlawful for either party (or any related guarantor, in the case of the Swap Counterparty) to perform its obligations under the Swap Contract or guaranty, as applicable),

2. a tax event (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

3. a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

Finally, the Swap Contract will also be subject to early termination by the party indicated below if at any time an “additional termination event” under the Swap Contract occurs and is continuing with respect to the other party, in each case in accordance with the provisions of the Swap Contract:

1. by the Swap Counterparty, in the event of an amendment to the Pooling and Servicing Agreement that could reasonably be expected to have a material adverse effect on the Swap Counterparty without the prior written consent of the Swap Counterparty where such consent is required under the Pooling and Servicing Agreement,

2. by the Swap Counterparty, in the event that an Applied Realized Loss Amount is applied to reduce the Certificate Principal Balance of any class of Class A Certificates,

3. by the Swap Contract Administrator, in the event that (i) the credit rating of the Swap Counterparty (or any related guarantor) falls below an initial threshold level or a second, lower threshold level, each established by Moody’s and S&P and specified in the Swap Contract and (ii) the Swap Counterparty fails to take the actions required under the Swap Contract, which in some cases includes posting collateral under the Credit Support Annex, and

4. by the Swap Contract Administrator, in the event of a failure by the Swap Counterparty to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a replacement counterparty that, (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating thresholds set forth in the Swap Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any Rating Agency, if applicable.

A “Swap Counterparty Trigger Event” means an event of default under the Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole affected party.

The significance percentage for the Swap Contract is less than 10%. The “significance percentage” for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate Certificate Principal Balance of the Swap Certificates. The “significance estimate” of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Certificates do not represent an obligation of the Swap Counterparty or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract or against the Swap Contract Administrator in respect of its obligations under the Swap Contract Administration Agreement.

The Swap Contract, the Swap Contract Assignment Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

Calculation of One-Month LIBOR

On the second LIBOR Business Day preceding the commencement of each Accrual Period for the Adjustable Rate Certificates (each such date, an “Interest Determination Date”), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits (“One-Month LIBOR”) for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The “Reference Bank Rate” with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

(1)	with an established place of business in London,

(2)	which have been designated as such by the Trustee and

(3)	which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

The Pooling and Servicing Agreement will require the Trustee to establish an account (the “Carryover Reserve Fund”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “— Overcollateralization Provisions” above, the Trustee will deposit in the Carryover Reserve Fund (x) the amount needed to pay any Net Rate Carryover as described under “— Overcollateralization Provisions” above and (y) an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the “Required Carryover Reserve Fund Deposit”).

Credit Comeback Excess Account

The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the “Credit Comeback Excess Account”), which is held in trust by the Trustee on behalf of the holders of the Adjustable Rate Certificates. The Credit Comeback Excess Account will not be an asset of any REMIC.

On each Distribution Date, the Trustee will deposit in the Credit Comeback Excess Account, all Credit Comeback Excess Amounts received during the related Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the Adjustable Rate Certificates to restore overcollateralization and to cover any Unpaid Realized Loss Amounts as described under “—Overcollateralization Provisions”. Any Credit Comeback Excess Amounts remaining after the application of such amounts as described under “— Overcollateralization Provisions” will be distributed to the Class C Certificates and will not be available thereafter.

Final Maturity Reserve Fund

The trustee, on behalf of the reserve fund trust, will establish and maintain an account (the “Final Maturity Reserve Fund”), on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Final Maturity Reserve Fund. The Final Maturity Reserve Fund will not be an asset of the issuing entity or of any REMIC.

On each Distribution Date beginning on the Distribution Date in December 2016 up to and including the Distribution Date in November 2036, if the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) is greater than the amount specified in the table entitled “40-Year Target Schedule” for that Distribution Date (the “40-Year Target”), the Trustee will deposit an amount equal to the Final Maturity Reserve Deposit for that Distribution Date into the Final Maturity Reserve Fund, until the amount on deposit in the Final Maturity Reserve Fund is equal to the Final Maturity Funding Cap.

The “Final Maturity Reserve Deposit” for any Distribution Date beginning on the Distribution Date in December 2016 up to and including the Distribution Date in November 2036 will equal the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (b) the excess of (i) the Final Maturity Funding Cap for such Distribution Date over (ii) the amount on deposit in the Final Maturity Reserve Fund immediately prior to such Distribution Date.

40-Year Target Schedule

Month of Distribution Date	40-Year Target ($)
December 2016	54,565,485
January 2017	53,809,575
February 2017	53,063,949
March 2017	52,328,468
April 2017	51,602,995
May 2017	50,887,395
June 2017	50,181,534
July 2017	49,485,280
August 2017	48,798,504
September 2017	48,121,077
October 2017	47,452,874
November 2017	46,793,768
December 2017	46,143,638
January 2018	45,502,362
February 2018	44,869,820
March 2018	44,245,895
April 2018	43,630,468
May 2018	43,023,427
June 2018	42,424,656
July 2018	41,834,045
August 2018	41,251,483
September 2018	40,676,861
October 2018	40,110,071
November 2018	39,551,008
December 2018	38,999,568
January 2019	38,455,646
February 2019	37,919,142
March 2019	37,389,954
April 2019	36,867,985
May 2019	36,353,135
June 2019	35,845,310
July 2019	35,344,414
August 2019	34,850,352
September 2019	34,363,034
October 2019	33,882,366
November 2019	33,408,260
December 2019	32,940,627
January 2020	32,479,378
February 2020	32,024,427
March 2020	31,575,690
April 2020	31,133,082
May 2020	30,696,520
June 2020	30,265,923
July 2020	29,841,208
August 2020	29,422,298
September 2020	29,009,112
October 2020	28,601,575
November 2020	28,199,608
December 2020	27,803,138
January 2021	27,412,088
February 2021	27,026,387
March 2021	26,645,961
April 2021	26,270,739
May 2021	25,900,650
June 2021	25,535,625
July 2021	25,175,596
August 2021	24,820,494
September 2021	24,470,253
October 2021	24,124,807
November 2021	23,784,091
December 2021	23,448,041
January 2022	23,116,594
February 2022	22,789,687
March 2022	22,467,259
April 2022	22,149,248
May 2022	21,835,596
June 2022	21,526,243
July 2022	21,221,131
August 2022	20,920,202
September 2022	20,623,400
October 2022	20,330,668
November 2022	20,041,952
December 2022	19,757,197
January 2023	19,476,349
February 2023	19,199,355
March 2023	18,926,163
April 2023	18,656,722
May 2023	18,390,980
June 2023	18,128,887
July 2023	17,870,395
August 2023	17,615,453
September 2023	17,364,014
October 2023	17,116,030
November 2023	16,871,455
December 2023	16,630,242
January 2024	16,392,345
February 2024	16,157,720
March 2024	15,926,322
April 2024	15,698,107
May 2024	15,473,032
June 2024	15,251,055
July 2024	15,032,133
August 2024	14,816,225
September 2024	14,603,289
October 2024	14,393,287
November 2024	14,186,177
December 2024	13,981,920
January 2025	13,780,478
February 2025	13,581,813
March 2025	13,385,886
April 2025	13,192,661
May 2025	13,002,101
June 2025	12,814,169
July 2025	12,628,830
August 2025	12,446,049
September 2025	12,265,790
October 2025	12,088,020
November 2025	11,912,705
December 2025	11,739,812
January 2026	11,569,306
February 2026	11,401,157
March 2026	11,235,332
April 2026	11,071,799
May 2026	10,910,527
June 2026	10,751,485
July 2026	10,594,644
August 2026	10,439,972
September 2026	10,287,442
October 2026	10,137,022
November 2026	9,988,686
December 2026	9,842,404
January 2027	9,698,148
February 2027	9,555,891
March 2027	9,415,606
April 2027	9,277,266
May 2027	9,140,843
June 2027	9,006,314
July 2027	8,873,650
August 2027	8,742,828
September 2027	8,613,821
October 2027	8,486,606
November 2027	8,361,158
December 2027	8,237,452
January 2028	8,115,465
February 2028	7,995,174
March 2028	7,876,555
April 2028	7,759,586
May 2028	7,644,244
June 2028	7,530,507
July 2028	7,418,354
August 2028	7,307,761
September 2028	7,198,709
October 2028	7,091,177
November 2028	6,985,142
December 2028	6,880,586
January 2029	6,777,488
February 2029	6,675,828
March 2029	6,575,586
April 2029	6,476,743
May 2029	6,379,280

Month of Distribution Date	40-Year Target ($)
June 2029	6,283,178
July 2029	6,188,419
August 2029	6,094,984
September 2029	6,002,855
October 2029	5,912,014
November 2029	5,822,444
December 2029	5,734,127
January 2030	5,647,047
February 2030	5,561,186
March 2030	5,476,527
April 2030	5,393,055
May 2030	5,310,753
June 2030	5,229,604
July 2030	5,149,594
August 2030	5,070,707
September 2030	4,992,927
October 2030	4,916,239
November 2030	4,840,628
December 2030	4,766,080
January 2031	4,692,580
February 2031	4,620,114
March 2031	4,548,667
April 2031	4,478,225
May 2031	4,408,775
June 2031	4,340,304
July 2031	4,272,797
August 2031	4,206,242
September 2031	4,140,625
October 2031	4,075,935
November 2031	4,012,157
December 2031	3,949,279
January 2032	3,887,290
February 2032	3,826,177
March 2032	3,765,928
April 2032	3,706,531
May 2032	3,647,974
June 2032	3,590,246
July 2032	3,533,336
August 2032	3,477,232
September 2032	3,421,924
October 2032	3,367,400
November 2032	3,313,649
December 2032	3,260,661
January 2033	3,208,426
February 2033	3,156,933
March 2033	3,106,173
April 2033	3,056,134
May 2033	3,006,807
June 2033	2,958,182
July 2033	2,910,250
August 2033	2,863,001
September 2033	2,816,425
October 2033	2,770,514
November 2033	2,725,258
December 2033	2,680,649
January 2034	2,636,677
February 2034	2,593,333
March 2034	2,550,610
April 2034	2,508,498
May 2034	2,466,988
June 2034	2,426,074
July 2034	2,385,746
August 2034	2,345,996
September 2034	2,306,817
October 2034	2,268,201
November 2034	2,230,139
December 2034	2,192,625
January 2035	2,155,650
February 2035	2,119,207
March 2035	2,083,289
April 2035	2,047,889
May 2035	2,013,000
June 2035	1,978,613
July 2035	1,944,724
August 2035	1,911,324
September 2035	1,878,406
October 2035	1,845,965
November 2035	1,813,994
December 2035	1,782,486
January 2036	1,751,434
February 2036	1,720,833
March 2036	1,690,676
April 2036	1,660,957
May 2036	1,631,670
June 2036	1,602,810
July 2036	1,574,369
August 2036	1,546,342
September 2036	1,518,724
October 2036	1,491,509
November 2036	1,464,692
The “Final Maturity Funding Cap” for any Distribution Date beginning with the Distribution Date in December 2016 will equal the least of (i) the aggregate Certificate Principal Balance of the Adjustable Rate Certificates immediately prior to that Distribution Date, (ii) the aggregate Stated Principal Balance of all outstanding Mortgage Loans with original terms to maturity of 40 years as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) and (iii) $29,657,360.

On each Distribution Date beginning on the Distribution Date in December 2026 up to and including the Distribution Date in November 2036, if and for so long as the Final Maturity OC Trigger is in effect with respect to that Distribution Date, Excess Cashflow will be applied to reduce the aggregate Certificate Principal Balance of the Certificates in the order described above under “—Overcollateralization Provisions”.

On the Distribution Date in November 2036, all amounts on deposit in the Final Maturity Reserve Fund will be distributed as principal in the following order:

(1) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)) concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the Certificate Principal Balances thereof are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be;

(2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; and

(3) to the Class C Certificates, all remaining amounts.

If the mortgage loans are purchased in connection with an optional termination of the issuing entity, the funds on deposit in the Final Maturity Reserve Fund will be distributed to the Class C Certificates above after application of the purchase price pursuant to the exercise of the optional termination.

Applied Realized Loss Amounts

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Adjustable Rate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal Balances of the Class B, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero. After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied to reduce the Certificate Principal Balance of the Class 1-A Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and (ii) if the aggregate Certificate Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, the amount of such excess will be applied to reduce the Certificate Principal Balance of each class of Class 2-A Certificates, pro rata, until the Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an “Applied Realized Loss Amount”.

If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the class as described in the definition of “Certificate Principal Balance” described in this free writing prospectus under “— Glossary of Terms — General Definitions ”.

ANNEX A

THE STATISTICAL CALCULATION POOL

The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled “Percent of Aggregate Principal Balance Outstanding” are stated by that portion of the Statistical Calculation Date Pool Principal Balance representing Loan Group 1, Loan Group 2 or the Statistical Calculation Pool as a whole. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

GROUP 1 MORTGAGE LOANS

Mortgage Loan Programs for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	12	$3,660,106	0.85%	$305,009	7.213%	359.83	549	81.6%
2/28 6-month LIBOR	1,033	172,656,042	40.06	167,140	8.500	359.79	589	81.3
2/38 6-month LIBOR	338	74,159,911	17.21	219,408	8.176	479.89	584	80.2
2/28 6-month LIBOR - 60-month Interest Only	113	26,027,677	6.04	230,333	7.692	359.93	660	83.0
2/28 6-month LIBOR - 40/30-Year Balloon	13	2,781,894	0.65	213,992	8.820	359.04	586	84.0
3/27 6-month LIBOR	51	8,145,724	1.89	159,720	8.468	359.51	599	81.0
3/37 6-month LIBOR	13	2,794,417	0.65	214,955	8.249	480.00	573	75.5
3/27 6-month LIBOR - 60-month Interest Only	4	560,300	0.13	140,075	7.381	359.19	651	85.4
3/27 6-month LIBOR - 40/30-Year Balloon	1	131,954	0.03	131,954	9.700	359.00	555	80.0
5/25 6-month LIBOR	15	2,614,238	0.61	174,283	7.875	359.83	587	71.0
5/35 6-month LIBOR	4	689,451	0.16	172,363	8.372	479.77	574	86.8
5/25 6-month LIBOR - 120-month Interest Only	3	971,000	0.23	323,667	6.740	360.00	645	76.8
15-Year Fixed	38	5,300,575	1.23	139,489	7.808	178.86	617	72.2
15-Year Fixed - Credit Comeback	1	107,708	0.02	107,708	8.750	179.00	582	37.2
20-Year Fixed	13	1,974,162	0.46	151,859	8.077	238.85	613	81.3
25-Year Fixed	1	96,197	0.02	96,197	7.875	299.00	529	64.2
30-Year Fixed	607	98,064,248	22.75	161,556	8.212	358.55	606	79.1
30-Year Fixed - Credit Comeback	57	8,230,217	1.91	144,390	9.020	358.00	600	84.3
40-Year Fixed	107	20,048,403	4.65	187,368	8.412	478.22	595	78.9
40-Year Fixed - Credit Comeback	5	822,797	0.19	164,559	8.480	477.83	627	76.2
30/15-Year Fixed Balloon	2	368,042	0.09	184,021	8.541	179.25	650	87.5
40/30-Year Fixed Balloon	4	801,606	0.19	200,402	8.000	359.28	624	69.6
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%

Original Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	1,245	$217,548,935	50.47%	$174,738	8.367%	359.79	598	81.4%
ARM 480	355	77,643,780	18.01	218,715	8.180	479.90	583	80.0
Fixed 180	41	5,776,325	1.34	140,886	7.873	178.89	619	72.5
Fixed 240	13	1,974,162	0.46	151,859	8.077	238.85	613	81.3
Fixed 300	1	96,197	0.02	96,197	7.875	299.00	529	64.2
Fixed 360	668	107,096,071	24.85	160,323	8.272	358.51	605	79.4
Fixed 480	112	20,871,200	4.84	186,350	8.414	478.20	596	78.8
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%

Mortgage Loan Principal Balances for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$25,000.01 - $50,000.00	23	$1,130,442	0.26%	$49,150	9.746%	351.30	604	72.1%
$50,000.01 - $75,000.00	200	12,780,426	2.97	63,902	9.585	361.37	599	82.3
$75,000.01 - $100,000.00	317	28,046,802	6.51	88,476	8.895	366.85	595	80.7
$100,000.01 - $150,000.00	641	80,020,487	18.57	124,837	8.600	374.46	598	80.5
$150,000.01 - $200,000.00	444	77,229,534	17.92	173,940	8.354	380.94	597	80.5
$200,000.01 - $250,000.00	288	64,368,098	14.93	223,500	8.128	389.36	596	78.9
$250,000.01 - $300,000.00	215	59,047,608	13.70	274,640	8.066	389.78	600	79.9
$300,000.01 - $350,000.00	174	56,509,800	13.11	324,769	7.917	387.32	598	81.0
$350,000.01 - $400,000.00	101	37,894,337	8.79	375,191	8.004	400.89	594	81.8
$400,000.01 - $450,000.00	24	9,977,695	2.31	415,737	7.918	404.96	603	79.7
$450,000.01 - $500,000.00	4	1,957,841	0.45	489,460	7.578	421.28	624	83.4
$500,000.01 - $550,000.00	4	2,043,601	0.47	510,900	9.217	358.27	572	84.9
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%

State Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	50	$5,899,114	1.37%	$117,982	8.854%	365.05	601	83.8%
Alaska	9	1,731,042	0.40	192,338	8.184	403.27	632	79.3
Arizona	84	14,824,524	3.44	176,482	8.149	398.86	597	78.4
Arkansas	14	1,583,171	0.37	113,084	8.893	345.88	609	82.8
California	194	54,125,270	12.56	278,996	7.787	411.05	593	75.1
Colorado	32	4,586,285	1.06	143,321	8.143	392.59	630	82.4
Connecticut	51	9,082,875	2.11	178,096	8.434	389.78	596	79.4
Delaware	11	2,106,043	0.49	191,458	8.321	360.22	572	81.5
District of Columbia	12	3,222,670	0.75	268,556	8.295	396.45	584	65.7
Florida	277	49,923,960	11.58	180,231	8.206	383.93	598	78.3
Georgia	131	19,637,176	4.56	149,902	8.887	365.40	607	87.4
Hawaii	5	1,918,407	0.45	383,681	7.786	373.13	571	72.7
Idaho	15	3,105,175	0.72	207,012	8.509	378.99	590	83.2
Illinois	91	17,864,439	4.14	196,313	8.378	376.00	612	83.3
Indiana	51	5,203,923	1.21	102,038	9.318	361.56	584	87.5
Iowa	19	2,134,655	0.50	112,350	8.796	359.47	620	89.7
Kansas	19	2,331,742	0.54	122,723	8.875	363.82	597	81.9
Kentucky	18	1,840,853	0.43	102,270	9.225	359.61	587	86.8
Louisiana	26	3,647,175	0.85	140,276	8.675	369.51	589	84.8
Maine	11	1,645,563	0.38	149,597	7.656	359.04	624	73.6
Maryland	90	18,814,546	4.37	209,051	8.103	388.96	582	78.2
Massachusetts	58	14,100,207	3.27	243,107	7.927	390.34	596	78.9
Michigan	86	11,398,425	2.64	132,540	8.636	380.85	615	86.0
Minnesota	37	6,138,362	1.42	165,902	8.460	376.53	625	82.9
Mississippi	23	3,076,745	0.71	133,772	8.790	365.68	598	86.6
Missouri	66	7,590,647	1.76	115,010	9.044	372.38	585	86.9
Montana	5	598,634	0.14	119,727	8.876	387.87	607	82.7
Nebraska	7	731,033	0.17	104,433	8.736	388.00	597	86.5
Nevada	30	6,789,585	1.58	226,320	8.105	396.07	604	79.0
New Hampshire	20	3,824,338	0.89	191,217	8.076	382.28	587	79.0
New Jersey	87	19,609,259	4.55	225,394	8.270	380.35	590	78.5
New Mexico	25	4,068,954	0.94	162,758	8.223	371.64	601	84.6
New York	95	24,020,352	5.57	252,846	8.063	386.95	598	79.0
North Carolina	51	6,619,969	1.54	129,803	8.812	375.90	603	84.4
North Dakota	4	407,816	0.09	101,954	9.665	360.00	577	88.6
Ohio	38	4,195,601	0.97	110,411	9.087	379.40	605	87.7
Oklahoma	17	1,637,610	0.38	96,330	9.344	373.73	569	88.4
Oregon	41	8,406,863	1.95	205,045	8.230	415.95	601	79.4
Pennsylvania	62	9,638,277	2.24	155,456	8.774	365.98	588	83.2
Rhode Island	12	2,893,801	0.67	241,150	8.366	383.22	589	81.0
South Carolina	26	3,361,974	0.78	129,307	9.000	377.36	591	83.5
South Dakota	2	221,295	0.05	110,648	7.813	359.56	582	76.7
Tennessee	51	6,438,856	1.49	126,252	8.685	381.05	602	85.7
Texas	159	17,290,535	4.01	108,746	8.572	345.05	601	79.7
Utah	34	6,799,569	1.58	199,987	7.941	367.38	601	81.9
Vermont	7	1,015,464	0.24	145,066	8.079	358.61	593	81.0
Virginia	74	14,408,219	3.34	194,706	8.171	385.58	589	80.1
Washington	72	15,429,171	3.58	214,294	7.918	391.93	599	82.0
West Virginia	4	566,874	0.13	141,718	8.311	359.17	635	75.3
Wisconsin	27	3,865,946	0.90	143,183	8.885	374.07	585	84.7
Wyoming	5	633,679	0.15	126,736	8.785	381.85	578	88.3
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%

Loan-to-Value Ratios for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	88	$13,191,192	3.06%	$149,900	7.940%	374.72	582	41.9%
50.01 - 55.00	27	5,088,560	1.18	188,465	7.911	410.81	580	53.3
55.01 - 60.00	63	10,677,734	2.48	169,488	7.906	384.46	582	57.8
60.01 - 65.00	102	19,290,996	4.48	189,127	7.828	387.02	589	63.4
65.01 - 70.00	161	30,062,410	6.97	186,723	8.102	389.52	579	68.3
70.01 - 75.00	183	36,008,127	8.35	196,766	8.074	384.25	579	73.9
75.01 - 80.00	619	101,338,298	23.51	163,713	8.205	377.46	605	79.4
80.01 - 85.00	345	68,355,927	15.86	198,133	8.342	385.73	586	84.3
85.01 - 90.00	507	97,321,264	22.58	191,955	8.343	391.57	606	89.5
90.01 - 95.00	236	37,269,504	8.65	157,922	8.947	373.10	613	94.6
95.01 - 100.00	104	12,402,659	2.88	119,256	9.460	375.76	630	99.7
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%
Combined Loan-to-Value Ratios(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	88	$13,191,192	3.06%	$149,900	7.940%	374.72	582	41.9%
50.01 - 55.00	27	5,088,560	1.18	188,465	7.911	410.81	580	53.3
55.01 - 60.00	62	10,560,934	2.45	170,338	7.916	384.73	582	57.8
60.01 - 65.00	103	19,407,796	4.50	188,425	7.823	386.86	589	63.3
65.01 - 70.00	159	29,744,925	6.90	187,075	8.096	389.84	578	68.3
70.01 - 75.00	176	35,267,670	8.18	200,384	8.077	383.97	579	73.8
75.01 - 80.00	381	68,134,810	15.81	178,832	8.209	379.53	586	79.1
80.01 - 85.00	343	68,080,796	15.80	198,486	8.337	385.49	587	84.3
85.01 - 90.00	508	97,149,505	22.54	191,239	8.345	391.41	606	89.5
90.01 - 95.00	242	38,361,203	8.90	158,517	8.934	373.27	614	94.1
95.01 - 100.00	346	46,019,279	10.68	133,004	8.533	374.89	639	85.3
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
5.001 - 5.500	4	$1,037,551	0.24%	$259,388	5.459%	403.13	568	79.7%
5.501 - 6.000	14	3,745,013	0.87	267,501	5.881	377.31	619	74.7
6.001 - 6.500	38	10,055,653	2.33	264,622	6.372	399.12	619	74.7
6.501 - 7.000	149	34,622,017	8.03	232,363	6.827	378.83	617	76.3
7.001 - 7.500	258	53,929,921	12.51	209,031	7.340	383.82	610	77.6
7.501 - 8.000	396	76,629,693	17.78	193,509	7.814	383.77	606	78.6
8.001 - 8.500	395	73,525,124	17.06	186,140	8.332	383.16	599	80.4
8.501 - 9.000	455	77,276,608	17.93	169,839	8.799	385.99	587	81.4
9.001 - 9.500	341	53,403,531	12.39	156,609	9.297	385.71	581	83.2
9.501 - 10.000	253	34,582,521	8.02	136,690	9.751	381.04	581	84.9
10.001 - 10.500	61	6,577,806	1.53	107,833	10.257	376.95	575	89.9
10.501 - 11.000	36	3,088,217	0.72	85,784	10.762	384.21	583	93.3
11.001 - 11.500	17	1,435,718	0.33	84,454	11.250	374.45	570	92.0
11.501 - 12.000	10	631,176	0.15	63,118	11.803	378.04	581	95.5
12.001 - 12.500	7	398,703	0.09	56,958	12.353	333.37	575	94.0
12.501 - 13.000	1	67,417	0.02	67,417	12.700	358.00	564	95.0
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%

Types of Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	1,964	$334,963,963	77.72%	$170,552	8.315%	383.14	597	80.5%
Planned Unit Development	274	55,449,393	12.87	202,370	8.213	380.86	597	81.1
Low-Rise Condominium	110	18,617,694	4.32	169,252	8.354	394.94	608	80.1
Two Family Home	68	16,754,272	3.89	246,386	8.493	390.93	595	79.5
Three Family Home	11	3,020,325	0.70	274,575	7.869	401.39	615	75.8
Four Family Home	6	1,577,078	0.37	262,846	7.658	397.88	603	65.3
High-Rise Condominium	2	623,945	0.14	311,972	7.656	389.13	631	84.0
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%

Loan Purposes for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	1,770	$345,760,759	80.22%	$195,345	8.196%	386.00	592	79.1%
Purchase	497	58,094,500	13.48	116,890	9.013	377.64	619	87.2
Refinance - Rate/Term	168	27,151,410	6.30	161,616	8.160	369.74	614	82.6
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%

Occupancy Types for the Group 1 Mortgage Loans

in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	2,330	$414,971,787	96.28%	$178,099	8.294%	384.26	596	80.4%
Investment Property	83	12,309,564	2.86	148,308	8.545	375.44	638	82.7
Second Home	22	3,725,318	0.86	169,333	8.581	365.84	642	79.5
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
121 - 180	41	$5,776,325	1.34%	$140,886	7.873%	178.89	619	72.5%
181 - 300	14	2,070,359	0.48	147,883	8.068	241.64	610	80.5
301 - 360	1,913	324,645,006	75.32	169,705	8.336	359.37	600	80.8
Greater than 360	467	98,514,980	22.86	210,953	8.230	479.54	586	79.8
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%

Loan Documentation Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	1,758	$291,120,754	67.54%	$165,598	8.204%	382.32	593	81.6%
Stated Income	676	139,768,416	32.43	206,758	8.513	387.07	607	78.0
Stated Income/Stated Asset	1	117,500	0.03	117,500	8.000	360.00	646	84.0
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%

Credit Bureau Risk Scores(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
761 - 780	2	$292,032	0.07%	$146,016	7.449%	430.17	775	74.3%
741 - 760	9	1,663,910	0.39	184,879	7.454	381.15	754	76.3
721 - 740	16	2,489,855	0.58	155,616	8.315	365.92	729	86.8
701 - 720	17	3,480,840	0.81	204,755	7.761	387.57	710	84.1
681 - 700	70	12,768,652	2.96	182,409	7.961	359.77	689	85.3
661 - 680	129	23,104,850	5.36	179,107	7.887	371.15	670	82.0
641 - 660	205	37,665,429	8.74	183,734	7.861	365.19	650	81.9
621 - 640	281	48,564,464	11.27	172,827	8.083	373.68	631	81.9
601 - 620	392	67,564,263	15.68	172,358	8.170	388.01	610	82.0
581 - 600	390	69,628,202	16.15	178,534	8.410	390.87	590	81.9
561 - 580	349	58,398,927	13.55	167,332	8.559	391.62	571	80.8
541 - 560	278	50,978,188	11.83	183,375	8.545	386.52	550	78.2
521 - 540	208	37,567,263	8.72	180,612	8.659	391.37	531	74.5
501 - 520	87	16,441,574	3.81	188,984	8.673	394.05	512	71.9
500 or Less	2	398,221	0.09	199,110	8.571	411.82	500	80.0
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	1,979	$343,059,180	79.59%	$173,350	8.284%	382.23	604	82.1%
A-	124	24,829,470	5.76	200,238	8.337	389.42	581	79.2
B	197	38,974,667	9.04	197,841	8.350	392.98	567	73.8
C	107	19,878,505	4.61	185,780	8.510	388.15	566	69.6
C-	16	2,149,583	0.50	134,349	8.991	373.29	574	69.4
D	12	2,115,264	0.49	176,272	7.659	384.20	564	61.2
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%

Prepayment Penalty Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	805	$136,356,632	31.64%	$169,387	8.425%	373.86	596	80.9%
12	133	31,583,203	7.33	237,468	7.997	383.34	600	76.1
24	1,098	198,386,873	46.03	180,680	8.293	392.91	594	81.1
30	1	166,971	0.04	166,971	8.090	471.00	646	90.0
36	398	64,512,990	14.97	162,093	8.234	377.16	609	79.4
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%

Months to Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	6	12	$3,660,106	1.24%	$305,009	7.213%	359.83	549	81.6%
19 - 24	24	1,497	275,625,525	93.37	184,119	8.340	392.11	595	81.2
32 - 37	36	69	11,632,395	3.94	168,585	8.377	388.43	594	79.9
38 or Greater	60	22	4,274,689	1.45	194,304	7.697	379.21	598	74.9
Total/Avg./Wtd. Avg.		1,600	$295,192,715	100.00%

Gross Margins for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	2	$668,780	0.23%	$334,390	7.417%	439.35	605	83.2%
3.001 - 4.000	4	652,748	0.22	163,187	9.061	359.87	578	88.5
4.001 - 5.000	32	6,653,145	2.25	207,911	8.028	388.90	598	80.0
5.001 - 6.000	206	41,345,340	14.01	200,706	7.992	392.91	606	77.9
6.001 - 7.000	1,079	196,449,027	66.55	182,066	8.277	392.25	593	81.5
7.001 - 8.000	277	49,423,675	16.74	178,425	8.794	386.74	587	82.1
Total/Avg./Wtd. Avg.	1,600	$295,192,715	100.00%
____________
(1)	The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.557%.

Maximum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
12.001 - 12.500	6	$1,462,404	0.50%	$243,734	5.754%	390.60	584	78.7%
12.501 - 13.000	23	5,864,620	1.99	254,983	6.236	386.70	619	74.6
13.001 - 13.500	53	13,730,776	4.65	259,071	6.765	402.59	625	75.4
13.501 - 14.000	110	25,548,885	8.65	232,263	7.127	397.03	603	78.3
14.001 - 14.500	182	39,839,364	13.50	218,898	7.578	396.65	603	78.6
14.501 - 15.000	267	52,141,710	17.66	195,287	8.008	393.70	600	79.6
15.001 - 15.500	261	47,777,081	16.19	183,054	8.550	385.27	590	81.3
15.501 - 16.000	311	54,284,335	18.39	174,548	8.902	388.51	584	82.2
16.001 - 16.500	188	31,623,885	10.71	168,212	9.298	394.98	582	84.9
16.501 - 17.000	116	15,445,327	5.23	133,149	9.750	381.47	581	86.7
17.001 - 17.500	39	3,975,313	1.35	101,931	10.313	369.92	581	92.1
17.501 - 18.000	24	2,027,967	0.69	84,499	10.773	390.13	582	93.2
18.001 - 18.500	13	1,086,705	0.37	83,593	11.194	379.40	573	92.3
18.501 - 19.000	5	261,067	0.09	52,213	11.862	360.00	596	96.4
19.001 - 19.500	2	123,277	0.04	61,638	12.260	360.00	562	95.0
Total/Avg./Wtd. Avg.	1,600	$295,192,715	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 15.137%.

Initial Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	18	$4,495,966	1.52%	$249,776	7.407%	366.83	557	81.1%
1.500	1,224	222,118,481	75.25	181,469	8.293	391.77	595	81.8
2.000	13	2,202,735	0.75	169,441	8.601	358.50	604	78.9
2.809	1	220,437	0.07	220,437	7.990	480.00	610	90.0
3.000	342	65,449,672	22.17	191,373	8.463	392.51	594	78.6
6.000	2	705,425	0.24	352,712	7.767	396.14	669	83.9
Total/Avg./Wtd. Avg.	1,600	$295,192,715	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.840%.

Subsequent Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0.500	1	$271,920	0.09%	$271,920	8.350%	360.00	698	80.0%
1.000	339	66,073,645	22.38	194,908	8.427	391.52	591	79.1
1.500	1,260	228,847,150	77.52	181,625	8.287	391.38	595	81.6
Total/Avg./Wtd. Avg.	1,600	$295,192,715	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.387%.

Minimum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
5.001 - 6.000	18	$4,782,564	1.62%	$265,698	5.789%	382.91	608	75.8%
6.001 - 7.000	117	28,785,678	9.75	246,031	6.688	399.90	610	77.8
7.001 - 8.000	403	84,253,093	28.54	209,065	7.609	395.32	606	78.9
8.001 - 9.000	571	106,501,634	36.08	186,518	8.597	389.10	589	80.9
9.001 - 10.000	402	62,574,402	21.20	155,658	9.437	388.38	581	84.7
Greater than 10.000	89	8,295,344	2.81	93,206	10.604	378.68	577	92.0
Total/Avg./Wtd. Avg.	1,600	$295,192,715	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 8.319%.

Next Adjustment Dates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
April 2007	2	$616,268	0.21%	$308,134	5.802%	359.00	558	87.3%
May 2007	8	2,469,838	0.84	308,730	7.600	360.00	551	80.7
June 2007	2	574,000	0.19	287,000	7.061	360.00	530	79.3
June 2008	2	642,314	0.22	321,157	8.980	355.00	588	87.9
July 2008	4	531,380	0.18	132,845	9.345	356.00	591	88.7
August 2008	11	1,599,796	0.54	145,436	8.726	395.56	623	82.8
September 2008	39	7,261,161	2.46	186,184	8.572	364.16	594	80.2
October 2008	137	25,390,569	8.60	185,333	8.620	389.88	588	81.1
November 2008	1,087	199,769,361	67.67	183,780	8.282	392.75	595	81.3
December 2008	217	40,430,944	13.70	186,318	8.370	396.33	595	80.7
September 2009	8	1,444,416	0.49	180,552	8.939	358.00	589	83.7
October 2009	14	1,686,814	0.57	120,487	8.878	359.00	601	72.5
November 2009	42	7,481,885	2.53	178,140	8.053	396.80	594	79.5
December 2009	5	1,019,280	0.35	203,856	9.132	418.87	594	89.8
September 2011	1	222,700	0.08	222,700	7.500	358.00	586	90.0
October 2011	1	161,921	0.05	161,921	8.550	479.00	585	90.0
November 2011	17	3,477,768	1.18	204,575	7.614	372.90	602	74.3
December 2011	3	412,300	0.14	137,433	8.176	404.72	579	66.1
Total/Avg./Wtd. Avg.	1,600	$295,192,715	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is November 2008.

Interest Only Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	2,315	$403,447,692	93.61%	$174,275	8.349%	385.49	593	80.3%
60	117	26,587,977	6.17	227,248	7.686	359.92	660	83.1
120	3	971,000	0.23	323,667	6.740	360.00	645	76.8
Total/Avg./Wtd. Avg.	2,435	$431,006,669	100.00%

GROUP 2 MORTGAGE LOANS

Mortgage Loan Programs for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	9	$3,769,438	0.49%	$418,826	8.021%	359.96	594	82.4%
2/28 6-month LIBOR	874	161,965,616	21.08	185,315	9.104	359.76	603	84.2
2/38 6-month LIBOR	224	68,709,593	8.94	306,739	8.637	479.80	595	81.9
2/28 6-month LIBOR - 120-month Interest Only	2	489,955	0.06	244,978	6.874	359.00	637	85.6
2/28 6-month LIBOR - 24-month Interest Only	1	299,250	0.04	299,250	7.500	359.00	802	92.4
2/28 6-month LIBOR - 60-month Interest Only	608	169,019,884	22.00	277,993	7.944	359.74	623	83.4
2/38 6-month LIBOR - 120-month Interest Only	1	427,500	0.06	427,500	7.250	479.00	660	90.0
2/28 6-month LIBOR - 40/30-Year Balloon	14	3,756,864	0.49	268,347	9.471	358.88	594	78.9
3/27 1-year CMT	2	74,532	0.01	37,266	7.750	360.00	655	80.0
3/27 12-month LIBOR	1	267,811	0.03	267,811	7.750	360.00	695	80.0
3/27 6-month LIBOR	36	6,774,816	0.88	188,189	9.328	359.38	595	84.6
3/37 6-month LIBOR	12	1,949,804	0.25	162,484	8.905	479.90	591	83.0
3/27 6-month LIBOR - 120-month Interest Only	4	1,313,712	0.17	328,428	7.387	359.50	705	79.2
3/27 6-month LIBOR - 60-month Interest Only	22	7,214,573	0.94	327,935	7.339	359.71	625	78.5
3/27 12-month LIBOR - 120-month Interest Only	10	3,938,954	0.51	393,895	6.505	359.90	692	77.7
3/27 12-month LIBOR - 36-month Interest Only	4	1,461,860	0.19	365,465	7.143	359.63	683	85.0
5/25 12-month LIBOR	4	701,533	0.09	175,383	7.495	360.00	728	83.7
5/25 6-month LIBOR	28	5,864,008	0.76	209,429	7.878	359.20	659	81.6
5/35 12-month LIBOR	3	1,013,140	0.13	337,713	6.789	480.00	676	81.0
5/35 6-month LIBOR	6	1,728,834	0.23	288,139	8.105	479.76	625	82.6
5/25 6-month LIBOR - 120-month Interest Only	99	29,503,432	3.84	298,014	7.298	359.33	676	79.0
5/25 6-month LIBOR - 60-month Interest Only	1	218,691	0.03	218,691	8.625	360.00	703	90.0
5/25 12-month LIBOR - 120-month Interest Only	84	32,438,188	4.22	386,169	7.030	359.77	697	79.9
5/25 12-month LIBOR - 60-month Interest Only	23	8,267,843	1.08	359,471	6.984	358.88	706	78.7
5/35 12-month LIBOR - 120-month Interest Only	3	864,712	0.11	288,237	7.261	480.00	664	80.0
5/35 12-month LIBOR - 60-month Interest Only	3	1,167,683	0.15	389,228	6.177	479.00	717	80.0
7/23 12-month LIBOR - 120-month Interest Only	12	5,274,831	0.69	439,569	6.640	359.26	735	72.8
7/23 12-month LIBOR - 84-month Interest Only	1	520,000	0.07	520,000	6.750	360.00	715	79.9
7/23 6-month LIBOR - 120-month Interest Only	3	1,058,993	0.14	352,998	7.158	359.24	721	77.6
7/33 12-month LIBOR	2	797,771	0.10	398,886	7.552	478.72	733	80.9
7/33 12-month LIBOR - 120-month Interest Only	1	186,500	0.02	186,500	7.125	480.00	645	77.7
10-Year Fixed	2	164,020	0.02	82,010	9.506	119.00	587	74.8
15-Year Fixed	21	2,146,519	0.28	102,215	9.033	179.05	624	82.6
15-Year Fixed - Credit Comeback	2	177,315	0.02	88,657	8.965	176.57	591	74.4
20-Year Fixed	12	1,799,132	0.23	149,928	7.866	236.10	603	75.4
25-Year Fixed	5	639,906	0.08	127,981	9.590	296.01	598	86.1
30-Year Fixed	812	139,756,214	18.19	172,114	8.222	358.48	603	80.7
30-Year Fixed - Credit Comeback	162	25,092,429	3.27	154,892	9.163	358.29	589	82.7
40-Year Fixed	170	36,912,912	4.81	217,135	8.128	478.24	598	80.7
40-Year Fixed - Credit Comeback	21	5,075,302	0.66	241,681	8.563	477.73	603	84.7
30-Year Fixed - 60-month Interest Only	138	34,811,610	4.53	252,258	7.595	359.55	632	82.8
30/15-Year Fixed Balloon	1	148,199	0.02	148,199	7.999	178.00	700	90.0
40/30-Year Fixed Balloon	3	430,659	0.06	143,553	8.603	358.71	625	84.1
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%

Original Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	1,842	$444,194,781	57.82%	$241,148	8.225%	359.68	629	82.7%
ARM 480	255	76,845,537	10.00	301,355	8.532	479.78	601	81.9
Fixed 120	2	164,020	0.02	82,010	9.506	119.00	587	74.8
Fixed 180	24	2,472,032	0.32	103,001	8.966	178.81	626	82.5
Fixed 240	12	1,799,132	0.23	149,928	7.866	236.10	603	75.4
Fixed 300	5	639,906	0.08	127,981	9.590	296.01	598	86.1
Fixed 360	1,115	200,090,912	26.05	179,454	8.231	358.64	606	81.3
Fixed 480	191	41,988,214	5.47	219,834	8.180	478.18	599	81.2
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%

Mortgage Loan Principal Balances for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$0.01 - $25,000.00	1	$24,992	(1)	$24,992	11.300%	360.00	611	83.3%
$25,000.01 - $50,000.00	34	1,613,572	0.21%	47,458	10.508	355.77	581	74.7
$50,000.01 - $75,000.00	298	18,550,482	2.41	62,250	10.163	358.52	590	83.2
$75,000.01 - $100,000.00	323	28,286,498	3.68	87,574	9.404	364.41	596	82.9
$100,000.01 - $150,000.00	697	86,981,363	11.32	124,794	8.988	369.99	599	82.7
$150,000.01 - $200,000.00	574	100,078,574	13.03	174,353	8.620	373.21	606	82.4
$200,000.01 - $250,000.00	390	87,066,869	11.33	223,248	8.360	377.45	614	83.0
$250,000.01 - $300,000.00	297	81,438,316	10.60	274,203	8.072	375.31	619	82.1
$300,000.01 - $350,000.00	236	76,427,736	9.95	323,846	7.957	375.42	627	82.7
$350,000.01 - $400,000.00	172	64,754,014	8.43	376,477	7.817	380.18	640	81.9
$400,000.01 - $450,000.00	121	51,419,142	6.69	424,952	7.561	382.37	628	81.2
$450,000.01 - $500,000.00	118	56,051,349	7.30	475,011	8.002	391.84	625	83.1
$500,000.01 - $550,000.00	59	30,860,549	4.02	523,060	7.900	398.47	628	83.6
$550,000.01 - $600,000.00	44	25,419,417	3.31	577,714	7.723	380.95	635	80.6
$600,000.01 - $650,000.00	34	21,433,380	2.79	630,394	7.503	362.90	639	78.9
$650,000.01 - $700,000.00	13	8,670,555	1.13	666,966	7.930	368.55	630	84.1
$700,000.01 - $750,000.00	14	10,193,076	1.33	728,077	7.387	377.18	621	76.6
$750,000.01 - $800,000.00	4	3,062,514	0.40	765,629	7.099	419.50	622	79.3
$800,000.01 - $850,000.00	6	4,967,735	0.65	827,956	7.655	379.96	618	78.7
$850,000.01 - $900,000.00	4	3,505,407	0.46	876,352	7.345	359.00	632	84.0
Greater than $900,000.00	7	7,388,994	0.96	1,055,571	8.168	390.41	655	73.8
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%
____________
(1) Less than 0.01%.

State Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	59	$7,748,773	1.01%	$131,335	9.145%	359.07	596	86.2%
Alaska	3	492,986	0.06	164,329	9.219	360.00	595	86.2
Arizona	147	33,553,867	4.37	228,258	8.316	378.75	623	81.8
Arkansas	17	1,775,973	0.23	104,469	9.911	351.88	604	90.0
California	513	192,492,826	25.06	375,230	7.434	384.38	631	79.7
Colorado	54	12,649,357	1.65	234,247	8.017	373.96	622	84.5
Connecticut	39	10,138,562	1.32	259,963	8.303	383.75	609	83.8
Delaware	11	2,016,719	0.26	183,338	8.604	382.85	591	82.0
District of Columbia	4	1,797,976	0.23	449,494	7.325	381.08	646	71.8
Florida	514	113,296,945	14.75	220,422	8.337	379.38	619	81.1
Georgia	126	22,210,129	2.89	176,271	9.076	364.58	614	86.4
Hawaii	16	6,484,270	0.84	405,267	7.122	374.40	650	80.5
Idaho	27	4,045,017	0.53	149,815	8.585	361.37	610	80.7
Illinois	127	28,584,577	3.72	225,075	8.766	368.40	628	83.0
Indiana	45	5,103,587	0.66	113,413	9.340	364.82	612	87.1
Iowa	16	1,734,211	0.23	108,388	10.959	387.19	573	92.3
Kansas	15	2,097,514	0.27	139,834	9.335	353.62	576	86.4
Kentucky	31	5,027,848	0.65	162,189	9.191	367.16	593	88.5
Louisiana	46	6,756,417	0.88	146,879	8.857	356.85	599	87.0
Maine	8	1,249,355	0.16	156,169	8.536	358.35	595	82.6
Maryland	73	21,097,434	2.75	289,006	8.264	382.60	617	83.9
Massachusetts	43	15,732,304	2.05	365,868	7.875	374.72	634	82.1
Michigan	109	11,297,974	1.47	103,651	9.825	372.18	603	85.8
Minnesota	28	5,704,258	0.74	203,724	8.621	366.34	621	79.7
Mississippi	37	4,099,639	0.53	110,801	9.345	351.58	582	86.4
Missouri	68	7,965,293	1.04	117,137	9.350	370.14	594	87.4
Montana	12	2,929,554	0.38	244,130	8.171	366.20	622	82.5
Nebraska	12	1,256,467	0.16	104,706	9.883	345.11	605	85.5
Nevada	85	23,157,842	3.01	272,445	7.915	361.69	629	81.2
New Hampshire	19	4,125,894	0.54	217,152	7.695	388.83	616	85.0
New Jersey	87	26,134,384	3.40	300,395	8.591	390.53	609	80.9
New Mexico	9	1,381,221	0.18	153,469	8.863	366.47	612	83.8
New York	78	27,049,464	3.52	346,788	8.169	395.65	620	82.0
North Carolina	53	8,782,725	1.14	165,712	9.053	373.86	604	84.9
Ohio	77	9,119,474	1.19	118,435	9.061	366.97	604	86.8
Oklahoma	33	3,366,549	0.44	102,017	9.346	353.71	608	87.8
Oregon	38	8,740,535	1.14	230,014	8.116	385.48	632	81.7
Pennsylvania	93	12,230,051	1.59	131,506	9.145	365.80	587	84.4
Rhode Island	7	1,508,712	0.20	215,530	8.744	384.75	586	69.1
South Carolina	27	4,441,675	0.58	164,506	9.610	385.31	601	88.4
South Dakota	6	773,369	0.10	128,895	8.233	348.06	627	90.2
Tennessee	86	10,803,960	1.41	125,627	9.052	370.39	602	87.3
Texas	255	33,503,853	4.36	131,388	8.986	359.08	609	85.0
Utah	37	7,409,798	0.96	200,265	8.099	374.83	628	82.6
Vermont	2	951,012	0.12	475,506	7.944	419.49	569	83.9
Virginia	108	23,635,110	3.08	218,844	8.114	373.02	614	80.7
Washington	94	22,993,278	2.99	244,609	8.096	375.76	602	81.1
West Virginia	11	1,255,638	0.16	114,149	10.524	373.18	569	88.8
Wisconsin	33	6,205,856	0.81	188,056	9.081	373.86	598	84.7
Wyoming	8	1,284,304	0.17	160,538	8.815	372.69	611	88.6
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%

Loan-to-Value Ratios for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	71	$11,210,681	1.46%	$157,897	7.950%	385.36	593	40.3%
50.01 - 55.00	23	4,273,970	0.56	185,825	7.478	378.17	585	52.8
55.01 - 60.00	44	9,618,940	1.25	218,612	7.820	386.13	597	57.9
60.01 - 65.00	83	18,756,586	2.44	225,983	7.740	372.03	587	63.3
65.01 - 70.00	165	39,229,495	5.11	237,755	7.984	372.73	611	68.8
70.01 - 75.00	215	53,423,910	6.95	248,483	7.919	381.05	606	74.0
75.01 - 80.00	1,163	277,215,284	36.09	238,362	7.832	374.16	645	79.7
80.01 - 85.00	396	90,415,590	11.77	228,322	8.477	384.23	586	84.2
85.01 - 90.00	711	156,161,525	20.33	219,636	8.486	378.86	606	89.5
90.01 - 95.00	399	77,149,814	10.04	193,358	9.125	375.25	614	94.6
95.01 - 100.00	176	30,738,740	4.00	174,652	9.738	369.79	624	99.9
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%

Combined Loan-to-Value Ratios(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	68	$10,662,312	1.39%	$156,799	7.911%	383.03	595	40.1%
50.01 - 55.00	20	3,723,683	0.48	186,184	7.446	380.93	585	52.8
55.01 - 60.00	42	9,031,444	1.18	215,034	7.772	382.05	596	57.8
60.01 - 65.00	80	17,709,086	2.31	221,364	7.787	372.76	583	63.3
65.01 - 70.00	164	38,251,495	4.98	233,241	7.986	373.87	607	68.6
70.01 - 75.00	192	47,729,844	6.21	248,593	7.941	382.59	601	73.6
75.01 - 80.00	421	102,209,403	13.31	242,778	7.924	374.61	619	79.2
80.01 - 85.00	395	90,439,979	11.77	228,962	8.458	384.22	586	84.2
85.01 - 90.00	750	170,416,005	22.18	227,221	8.388	377.41	613	88.5
90.01 - 95.00	432	86,610,747	11.27	200,488	8.932	374.59	620	92.9
95.01 - 100.00	882	191,410,539	24.92	217,019	8.157	374.26	651	83.0
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%

____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.000 or Less	7	$2,554,485	0.33%	$364,926	3.500%	360.00	746	80.0%
4.001 - 4.500	1	280,150	0.04	280,150	4.375	360.00	626	95.0
4.501 - 5.000	3	1,069,222	0.14	356,407	4.867	401.66	686	80.0
5.001 - 5.500	4	1,833,954	0.24	458,489	5.418	409.05	611	65.5
5.501 - 6.000	37	13,446,922	1.75	363,430	5.892	381.93	654	79.6
6.001 - 6.500	141	49,407,595	6.43	350,408	6.375	375.56	647	77.1
6.501 - 7.000	339	101,440,075	13.20	299,233	6.832	372.99	647	78.8
7.001 - 7.500	345	95,371,184	12.41	276,438	7.321	374.14	641	80.0
7.501 - 8.000	467	118,687,465	15.45	254,149	7.809	376.55	628	80.5
8.001 - 8.500	400	91,190,978	11.87	227,977	8.322	377.76	621	82.6
8.501 - 9.000	415	85,324,869	11.11	205,602	8.789	378.40	604	83.9
9.001 - 9.500	264	51,887,548	6.75	196,544	9.293	378.49	600	86.1
9.501 - 10.000	363	65,290,359	8.50	179,863	9.798	379.78	583	85.6
10.001 - 10.500	247	39,738,222	5.17	160,883	10.308	375.74	575	87.0
10.501 - 11.000	203	28,211,304	3.67	138,972	10.777	384.71	574	87.9
11.001 - 11.500	105	10,969,891	1.43	104,475	11.264	376.22	563	85.5
11.501 - 12.000	66	7,226,765	0.94	109,496	11.790	378.60	560	86.4
12.001 - 12.500	26	2,961,960	0.39	113,922	12.262	385.40	574	88.9
12.501 - 13.000	11	1,039,218	0.14	94,474	12.691	381.61	576	88.0
13.001 - 13.500	1	78,400	0.01	78,400	13.250	360.00	576	70.0
Greater than 14.000	1	183,968	0.02	183,968	14.250	360.00	591	100.0
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%

Types of Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	2,523	$527,161,835	68.62%	$208,942	8.339%	378.19	610	82.2%
Planned Unit Development	544	143,420,109	18.67	263,640	8.192	372.78	626	84.1
Low-Rise Condominium	218	48,679,787	6.34	223,302	7.929	371.59	646	80.8
Two Family Home	89	25,007,343	3.26	280,981	8.210	389.67	636	79.4
Four Family Home	21	10,032,337	1.31	477,730	7.027	365.94	712	73.6
Three Family Home	19	7,348,471	0.96	386,762	7.382	375.66	686	76.8
High-Rise Condominium	21	5,228,148	0.68	248,959	8.614	369.86	658	82.4
Manufacturing Housing(1)	11	1,316,504	0.17	119,682	9.280	394.46	586	66.8
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%
____________
(1) Treated as real property.

Loan Purposes for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	1,732	$400,188,118	52.09%	$231,055	8.239%	380.08	601	80.4%
Purchase	1,465	315,954,010	41.13	215,668	8.345	374.88	639	84.6
Refinance - Rate/Term	249	52,052,408	6.78	209,046	7.874	365.09	632	81.1
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%

Occupancy Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	3,217	$718,489,282	93.53%	$223,341	8.283%	377.41	614	82.4%
Investment Property	195	40,210,948	5.23	206,210	8.037	370.61	685	78.8
Second Home	34	9,494,306	1.24	279,244	7.344	366.93	683	82.8
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1 - 120	2	$164,020	0.02%	$82,010	9.506%	119.00	587	74.8%
121 - 180	24	2,472,032	0.32	103,001	8.966	178.81	626	82.5
181 - 300	17	2,439,038	0.32	143,473	8.318	251.82	602	78.2
301 - 360	2,957	644,285,694	83.87	217,885	8.227	359.36	622	82.3
Greater than 360	446	118,833,751	15.47	266,443	8.408	479.21	600	81.7
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%

Loan Documentation Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	2,188	$436,418,053	56.81%	$199,460	8.192%	376.89	601	83.3%
Stated Income	991	243,056,266	31.64	245,264	8.812	381.06	621	81.2
Reduced	184	62,543,078	8.14	339,908	7.139	365.57	698	78.2
No Income/No Asset	23	6,287,036	0.82	273,349	7.612	365.72	722	86.2
Stated Income/Stated Asset	19	5,648,113	0.74	297,269	7.188	359.16	674	78.9
Full/Alternative	17	5,526,943	0.72	325,114	6.933	380.73	664	80.0
No Ratio	14	5,180,839	0.67	370,060	7.354	359.40	693	80.5
Preferred	10	3,534,208	0.46	353,421	4.355	365.37	753	79.6
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%

Credit Bureau Risk Scores(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801 - 820	11	$3,956,389	0.52%	$359,672	6.766%	359.54	807	80.6%
781 - 800	14	4,894,880	0.64	349,634	7.044	375.09	789	75.7
761 - 780	21	7,264,405	0.95	345,924	6.867	369.31	771	80.3
741 - 760	40	11,342,787	1.48	283,570	7.190	360.52	751	79.9
721 - 740	46	14,627,518	1.90	317,990	7.240	381.65	730	81.0
701 - 720	65	19,135,747	2.49	294,396	7.302	369.75	710	80.9
681 - 700	141	39,323,071	5.12	278,887	7.567	375.99	690	79.5
661 - 680	231	62,370,921	8.12	270,004	7.739	376.05	668	81.2
641 - 660	361	88,979,108	11.58	246,480	7.793	372.56	651	82.9
621 - 640	421	98,900,683	12.87	234,918	8.056	370.45	630	84.0
601 - 620	544	115,676,243	15.06	212,640	8.092	373.91	610	83.3
581 - 600	466	99,226,434	12.92	212,932	8.524	373.96	590	84.3
561 - 580	444	85,211,395	11.09	191,918	8.846	375.91	571	83.4
541 - 560	280	53,797,485	7.00	192,134	9.004	397.33	551	80.7
521 - 540	221	38,749,939	5.04	175,339	9.571	395.74	531	79.0
501 - 520	136	24,335,862	3.17	178,940	9.866	394.11	511	74.5
500 or Less	4	401,669	0.05	100,417	10.350	359.62	500	71.0
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	2,955	$672,701,283	87.57%	$227,648	8.152%	375.86	626	82.9%
A-	153	32,994,708	4.30	215,652	8.665	384.36	579	81.4
B	190	38,923,697	5.07	204,862	8.869	383.40	567	76.1
C	106	18,633,977	2.43	175,792	9.716	389.53	558	74.1
C-	34	4,066,335	0.53	119,598	9.595	378.75	569	76.1
D	8	874,535	0.11	109,317	9.727	354.42	531	65.9
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%

Prepayment Penalty Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	920	$229,228,252	29.84%	$249,161	8.455%	374.12	635	82.0%
6	6	1,227,736	0.16	204,623	7.465	380.28	653	82.9
12	165	52,592,904	6.85	318,745	8.146	380.42	634	80.5
18	1	495,000	0.06	495,000	6.990	359.00	617	63.1
24	1,167	261,396,656	34.03	223,990	8.327	379.19	608	83.7
36	267	55,643,600	7.24	208,403	8.309	370.16	621	81.7
42	3	356,150	0.05	118,717	9.382	398.11	562	81.9
60	917	167,254,238	21.77	182,393	7.908	378.38	607	80.9
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%

Months to Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	6	9	$3,769,438	0.72%	$418,826	8.021%	359.96	594	82.4%
19 - 24	24	1,724	404,668,661	77.67	234,727	8.538	380.25	610	83.4
32 - 37	36	91	22,996,062	4.41	252,704	7.911	369.82	634	81.0
38 or Greater	62	273	89,606,159	17.20	328,228	7.168	367.17	690	79.3
Total/Avg./Wtd. Avg.		2,097	$521,040,319	100.00%

Gross Margins for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	252	$84,817,967	16.28%	$336,579	7.035%	365.75	698	79.0%
3.001 - 4.000	14	2,819,558	0.54	201,397	8.400	368.08	679	86.5
4.001 - 5.000	50	11,277,471	2.16	225,549	7.782	369.59	623	80.1
5.001 - 6.000	210	49,021,432	9.41	233,435	8.279	370.13	619	81.2
6.001 - 7.000	1,136	281,336,107	54.00	247,655	8.293	381.08	612	83.2
7.001 - 8.000	318	72,116,104	13.84	226,780	9.276	381.57	600	85.2
8.001 - 9.000	88	16,050,160	3.08	182,388	9.604	384.86	599	84.2
9.001 - 10.000	22	2,726,511	0.52	123,932	10.622	378.74	571	89.8
10.001 - 11.000	2	102,894	0.02	51,447	11.924	357.51	594	95.2
11.001 - 12.000	5	772,115	0.15	154,423	11.643	373.97	553	84.0
Total/Avg./Wtd. Avg.	2,097	$521,040,319	100.00%
____________
(1)	The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 5.944%.

Maximum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
9.001 - 10.000	9	$3,212,137	0.62%	$356,904	3.753%	373.99	740	81.3%
10.501 - 11.000	6	2,432,904	0.47	405,484	5.771	359.70	713	77.4
11.001 - 11.500	18	7,096,722	1.36	394,262	6.371	369.69	722	76.6
11.501 - 12.000	49	16,798,570	3.22	342,828	6.791	371.38	705	79.0
12.001 - 12.500	72	23,103,143	4.43	320,877	7.067	368.89	685	78.7
12.501 - 13.000	73	25,458,335	4.89	348,744	6.890	368.11	669	79.3
13.001 - 13.500	90	32,230,087	6.19	358,112	7.004	366.16	651	80.3
13.501 - 14.000	174	51,564,713	9.90	296,349	7.110	372.34	633	80.9
14.001 - 14.500	181	50,843,530	9.76	280,903	7.560	384.47	626	80.1
14.501 - 15.000	269	74,170,400	14.24	275,726	7.982	381.43	627	81.3
15.001 - 15.500	203	49,581,320	9.52	244,243	8.472	377.07	617	84.1
15.501 - 16.000	255	59,180,728	11.36	232,081	8.987	380.72	600	83.2
16.001 - 16.500	160	35,578,464	6.83	222,365	9.470	375.99	604	86.9
16.501 - 17.000	226	43,562,934	8.36	192,756	9.856	381.67	587	86.5
17.001 - 17.500	124	21,231,246	4.07	171,220	10.326	377.11	574	88.1
17.501 - 18.000	99	14,736,613	2.83	148,855	10.802	391.66	576	88.9
18.001 - 18.500	41	5,169,929	0.99	126,096	11.270	389.55	569	85.9
18.501 - 19.000	28	2,939,408	0.56	104,979	11.789	383.31	562	86.0
19.001 - 19.500	13	1,492,147	0.29	114,781	12.207	384.01	599	91.6
Greater than 19.500	7	656,987	0.13	93,855	13.246	368.41	599	90.4
Total/Avg./Wtd. Avg.	2,097	$521,040,319	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 14.859%.

Initial Periodic Rate Caps for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	10	$3,830,197	0.74%	$383,020	8.020%	359.96	596	82.3%
1.500	1,410	333,950,902	64.09	236,845	8.457	380.36	611	83.7
2.000	42	12,099,147	2.32	288,075	7.605	362.08	652	79.6
2.975	1	99,923	0.02	99,923	10.650	359.00	601	22.2
3.000	389	89,514,688	17.18	230,115	8.743	379.87	607	82.2
5.000	165	58,127,555	11.16	352,288	7.039	368.26	700	79.1
6.000	80	23,417,907	4.49	292,724	7.238	359.18	694	78.9
Total/Avg./Wtd. Avg.	2,097	$521,040,319	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 2.359%.

Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	395	$89,912,790	17.26%	$227,627	8.706%	378.07	611	81.9%
1.500	1,470	350,668,897	67.30	238,550	8.446	379.95	611	83.6
2.000	232	80,458,632	15.44	346,804	7.020	365.49	700	79.0
Total/Avg./Wtd. Avg.	2,097	$521,040,319	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.491%.

Minimum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	247	$84,015,963	16.12%	$340,146	7.029%	365.82	698	79.0%
3.001 - 4.000	9	2,193,326	0.42	243,703	8.013	370.47	700	89.0
4.001 - 5.000	8	2,101,362	0.40	262,670	7.019	359.72	664	77.3
5.001 - 6.000	20	7,830,007	1.50	391,500	5.789	390.22	608	78.8
6.001 - 7.000	168	54,954,167	10.55	327,108	6.671	371.88	626	80.9
7.001 - 8.000	386	110,688,372	21.24	286,757	7.621	380.28	627	80.3
8.001 - 9.000	465	114,164,438	21.91	245,515	8.559	380.78	615	83.6
9.001 - 10.000	429	89,342,729	17.15	208,258	9.584	381.00	594	85.9
Greater than 10.000	365	55,749,954	10.70	152,740	10.720	380.95	574	87.3
Total/Avg./Wtd. Avg.	2,097	$521,040,319	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 7.476%.

Next Adjustment Dates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
March 2007	1	$79,909	0.02%	$79,909	10.750%	358.00	557	80.0%
May 2007	7	2,940,529	0.56	420,076	8.021	360.00	599	84.4
June 2007	1	749,000	0.14	749,000	7.730	360.00	579	74.5
July 2008	3	699,757	0.13	233,252	9.245	356.00	622	84.9
August 2008	18	4,369,378	0.84	242,743	9.250	373.86	603	83.4
September 2008	74	14,261,069	2.74	192,717	9.227	378.21	607	83.0
October 2008	257	60,163,208	11.55	234,098	8.564	375.16	606	83.3
November 2008	1,161	263,880,202	50.64	227,287	8.529	379.09	610	83.8
December 2008	211	61,295,047	11.76	290,498	8.328	391.44	614	81.9
July 2009	1	229,406	0.04	229,406	8.350	356.00	662	95.0
August 2009	2	354,996	0.07	177,498	9.774	357.39	592	87.8
September 2009	6	1,112,417	0.21	185,403	9.571	368.25	602	89.9
October 2009	17	4,118,254	0.79	242,250	8.169	359.03	642	82.2
November 2009	60	15,793,454	3.03	263,224	7.645	374.09	635	80.0
December 2009	5	1,387,535	0.27	277,507	8.293	360.00	629	77.7
May 2011	1	399,095	0.08	399,095	6.625	354.00	798	80.0
June 2011	1	293,600	0.06	293,600	7.250	355.00	617	80.0
July 2011	2	467,998	0.09	233,999	7.248	356.00	632	79.7
August 2011	4	765,990	0.15	191,498	7.673	357.00	710	77.9
September 2011	15	3,406,417	0.65	227,094	7.266	358.00	693	79.2
October 2011	87	27,774,375	5.33	319,246	7.155	365.86	688	78.7
November 2011	134	44,926,507	8.62	335,272	7.195	368.06	684	80.3
December 2011	10	3,734,082	0.72	373,408	7.521	365.43	686	80.9
April 2013	1	76,800	0.01	76,800	7.625	353.00	657	80.0
July 2013	2	722,315	0.14	361,157	6.596	356.00	761	78.0
August 2013	1	340,619	0.07	340,619	8.125	477.00	727	82.2
September 2013	1	126,392	0.02	126,392	8.500	358.00	674	80.0
October 2013	2	1,056,410	0.20	528,205	6.698	359.00	757	65.8
November 2013	12	5,515,559	1.06	459,630	6.744	374.00	722	75.5
Total/Avg./Wtd. Avg.	2,097	$521,040,319	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is May 2009.

Interest Only Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	2,426	$469,716,365	61.15%	$193,618	8.655%	387.23	602	82.3%
24	1	299,250	0.04	299,250	7.500	359.00	802	92.4
36	4	1,461,860	0.19	365,465	7.143	359.63	683	85.0
60	795	220,700,284	28.73	277,610	7.824	360.31	628	82.9
84	1	520,000	0.07	520,000	6.750	360.00	715	79.9
120	219	75,496,777	9.83	344,734	7.091	361.90	691	79.0
Total/Avg./Wtd. Avg.	3,446	$768,194,536	100.00%

THE MORTGAGE LOANS

Mortgage Loan Programs for the Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	21	$7,429,543	0.62%	$353,788	7.623%	359.90	572	82.0%
2/28 6-month LIBOR	1,907	334,621,658	27.90	175,470	8.792	359.78	596	82.7
2/38 6-month LIBOR	562	142,869,504	11.91	254,216	8.398	479.85	589	81.0
2/28 6-month LIBOR - 120-month Interest Only	2	489,955	0.04	244,978	6.874	359.00	637	85.6
2/28 6-month LIBOR - 24-month Interest Only	1	299,250	0.02	299,250	7.500	359.00	802	92.4
2/28 6-month LIBOR - 60-month Interest Only	721	195,047,561	16.26	270,524	7.910	359.77	628	83.3
2/38 6-month LIBOR - 120-month Interest Only	1	427,500	0.04	427,500	7.250	479.00	660	90.0
2/28 6-month LIBOR - 40/30-Year Balloon	27	6,538,758	0.55	242,176	9.194	358.95	591	81.1
3/27 1-year CMT	2	74,532	0.01	37,266	7.750	360.00	655	80.0
3/27 12-month LIBOR	1	267,811	0.02	267,811	7.750	360.00	695	80.0
3/27 6-month LIBOR	87	14,920,540	1.24	171,500	8.859	359.45	597	82.7
3/37 6-month LIBOR	25	4,744,221	0.40	189,769	8.519	479.96	580	78.6
3/27 6-month LIBOR - 120-month Interest Only	4	1,313,712	0.11	328,428	7.387	359.50	705	79.2
3/27 6-month LIBOR - 60-month Interest Only	26	7,774,873	0.65	299,034	7.342	359.67	627	79.0
3/27 12-month LIBOR - 120-month Interest Only	10	3,938,954	0.33	393,895	6.505	359.90	692	77.7
3/27 12-month LIBOR - 36-month Interest Only	4	1,461,860	0.12	365,465	7.143	359.63	683	85.0
3/27 6-month LIBOR - 40/30-Year Balloon	1	131,954	0.01	131,954	9.700	359.00	555	80.0
5/25 12-month LIBOR	4	701,533	0.06	175,383	7.495	360.00	728	83.7
5/25 6-month LIBOR	43	8,478,245	0.71	197,168	7.877	359.40	637	78.3
5/35 6-month LIBOR	10	2,418,286	0.20	241,829	8.181	479.76	610	83.8
5/35 12-month LIBOR	3	1,013,140	0.08	337,713	6.789	480.00	676	81.0
5/25 6-month LIBOR - 120-month Interest Only	102	30,474,432	2.54	298,769	7.280	359.35	675	78.9
5/25 6-month LIBOR - 60-month Interest Only	1	218,691	0.02	218,691	8.625	360.00	703	90.0
5/25 12-month LIBOR - 120-month Interest Only	84	32,438,188	2.70	386,169	7.030	359.77	697	79.9
5/25 12-month LIBOR - 60-month Interest Only	23	8,267,843	0.69	359,471	6.984	358.88	706	78.7
5/35 12-month LIBOR - 120-month Interest Only	3	864,712	0.07	288,237	7.261	480.00	664	80.0
5/35 12-month LIBOR - 60- month Interest Only	3	1,167,683	0.10	389,228	6.177	479.00	717	80.0
7/23 12-month LIBOR - 120-month Interest Only	12	5,274,831	0.44	439,569	6.640	359.26	735	72.8
7/23 12-month LIBOR - 84- month Interest Only	1	520,000	0.04	520,000	6.750	360.00	715	79.9
7/23 6-month LIBOR - 120-month Interest Only	3	1,058,993	0.09	352,998	7.158	359.24	721	77.6
7/33 12-month LIBOR	2	797,771	0.07	398,886	7.552	478.72	733	80.9
7/33 12-month LIBOR - 120-month Interest Only	1	186,500	0.02	186,500	7.125	480.00	645	77.7
10-Year Fixed	2	164,020	0.01	82,010	9.506	119.00	587	74.8
15-Year Fixed	59	7,447,093	0.62	126,222	8.161	178.91	619	75.2
15-Year Fixed - Credit Comeback	3	285,023	0.02	95,008	8.883	177.49	587	60.4
20-Year Fixed	25	3,773,294	0.31	150,932	7.977	237.54	609	78.5
25-Year Fixed	6	736,103	0.06	122,684	9.366	296.40	589	83.3
30-Year Fixed	1,419	237,820,462	19.83	167,597	8.218	358.51	604	80.0
30-Year Fixed - Credit Comeback	219	33,322,645	2.78	152,158	9.128	358.22	591	83.1
40-Year Fixed	277	56,961,315	4.75	205,637	8.228	478.24	597	80.1
40-Year Fixed - Credit Comeback	26	5,898,099	0.49	226,850	8.552	477.75	607	83.5
30-Year Fixed - 60-month Interest Only	138	34,811,610	2.90	252,258	7.595	359.55	632	82.8
30/15-Year Fixed Balloon	3	516,241	0.04	172,080	8.386	178.89	664	88.2
40/30-Year Fixed Balloon	7	1,232,266	0.10	176,038	8.211	359.08	624	74.7
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%

Original Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	3,087	$661,743,716	55.18%	$214,365	8.272%	359.72	619	82.3%
ARM 480	610	154,489,317	12.88	253,261	8.355	479.84	592	81.0
Fixed 120	2	164,020	0.01	82,010	9.506	119.00	587	74.8
Fixed 180	65	8,248,357	0.69	126,898	8.200	178.86	621	75.5
Fixed 240	25	3,773,294	0.31	150,932	7.977	237.54	609	78.5
Fixed 300	6	736,103	0.06	122,684	9.366	296.40	589	83.3
Fixed 360	1,783	307,186,984	25.62	172,287	8.246	358.60	606	80.7
Fixed 480	303	62,859,414	5.24	207,457	8.258	478.19	598	80.4
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%

Mortgage Loan Principal Balances for the Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$0.01 - $25,000.00	1	$24,992	(1)	$24,992	11.300%	360.00	611	83.3%
$25,000.01 - $50,000.00	57	2,744,014	0.23%	48,141	10.194	353.93	590	73.6
$50,000.01 - $75,000.00	498	31,330,909	2.61	62,913	9.927	359.68	594	82.8
$75,000.01 - $100,000.00	640	56,333,300	4.70	88,021	9.150	365.62	596	81.8
$100,000.01 - $150,000.00	1,338	167,001,849	13.93	124,815	8.802	372.13	598	81.6
$150,000.01 - $200,000.00	1,018	177,308,108	14.79	174,173	8.504	376.58	602	81.6
$200,000.01 - $250,000.00	678	151,434,967	12.63	223,355	8.261	382.51	607	81.3
$250,000.01 - $300,000.00	512	140,485,924	11.71	274,387	8.070	381.39	611	81.2
$300,000.01 - $350,000.00	410	132,937,536	11.09	324,238	7.940	380.48	615	82.0
$350,000.01 - $400,000.00	273	102,648,351	8.56	376,001	7.886	387.82	623	81.9
$400,000.01 - $450,000.00	145	61,396,837	5.12	423,426	7.619	386.04	624	80.9
$450,000.01 - $500,000.00	122	58,009,190	4.84	475,485	7.987	392.83	625	83.1
$500,000.01 - $550,000.00	63	32,904,150	2.74	522,288	7.982	395.98	625	83.7
$550,000.01 - $600,000.00	44	25,419,417	2.12	577,714	7.723	380.95	635	80.6
$600,000.01 - $650,000.00	34	21,433,380	1.79	630,394	7.503	362.90	639	78.9
$650,000.01 - $700,000.00	13	8,670,555	0.72	666,966	7.930	368.55	630	84.1
$700,000.01 - $750,000.00	14	10,193,076	0.85	728,077	7.387	377.18	621	76.6
$750,000.01 - $800,000.00	4	3,062,514	0.26	765,629	7.099	419.50	622	79.3
$800,000.01 - $850,000.00	6	4,967,735	0.41	827,956	7.655	379.96	618	78.7
$850,000.01 - $900,000.00	4	3,505,407	0.29	876,352	7.345	359.00	632	84.0
Greater than $900,000.00	7	7,388,994	0.62	1,055,571	8.168	390.41	655	73.8
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%
____________
(1) Less than 0.01%.

State Distribution of the Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	109	$13,647,887	1.14%	$125,210	9.019%	361.65	598	85.2%
Alaska	12	2,224,028	0.19	185,336	8.413	393.68	624	80.8
Arizona	231	48,378,391	4.03	209,430	8.264	384.91	615	80.7
Arkansas	31	3,359,144	0.28	108,359	9.431	349.05	606	86.6
California	707	246,618,097	20.57	348,823	7.511	390.24	622	78.7
Colorado	86	17,235,642	1.44	200,414	8.051	378.92	624	84.0
Connecticut	90	19,221,437	1.60	213,572	8.365	386.60	602	81.7
Delaware	22	4,122,762	0.34	187,398	8.459	371.29	581	81.7
District of Columbia	16	5,020,646	0.42	313,790	7.947	390.94	606	67.9
Florida	791	163,220,905	13.61	206,348	8.297	380.77	612	80.2
Georgia	257	41,847,305	3.49	162,830	8.987	364.96	611	86.9
Hawaii	21	8,402,677	0.70	400,127	7.273	374.11	632	78.7
Idaho	42	7,150,193	0.60	170,243	8.552	369.02	602	81.8
Illinois	218	46,449,015	3.87	213,069	8.617	371.33	622	83.1
Indiana	96	10,307,510	0.86	107,370	9.329	363.17	598	87.3
Iowa	35	3,868,866	0.32	110,539	9.766	371.90	599	90.9
Kansas	34	4,429,256	0.37	130,272	9.093	358.99	587	84.0
Kentucky	49	6,868,702	0.57	140,178	9.200	365.13	591	88.0
Louisiana	72	10,403,592	0.87	144,494	8.793	361.29	595	86.3
Maine	19	2,894,918	0.24	152,364	8.036	358.74	611	77.5
Maryland	163	39,911,980	3.33	244,859	8.188	385.60	601	81.2
Massachusetts	101	29,832,511	2.49	295,371	7.900	382.10	616	80.6
Michigan	195	22,696,399	1.89	116,392	9.228	376.54	609	85.9
Minnesota	65	11,842,620	0.99	182,194	8.538	371.62	623	81.4
Mississippi	60	7,176,384	0.60	119,606	9.107	357.63	589	86.5
Missouri	134	15,555,939	1.30	116,089	9.201	371.23	590	87.2
Montana	17	3,528,189	0.29	207,541	8.290	369.87	619	82.5
Nebraska	19	1,987,500	0.17	104,605	9.461	360.89	602	85.9
Nevada	115	29,947,427	2.50	260,412	7.958	369.49	624	80.7
New Hampshire	39	7,950,231	0.66	203,852	7.878	385.68	602	82.1
New Jersey	174	45,743,643	3.81	262,894	8.453	386.17	601	79.9
New Mexico	34	5,450,175	0.45	160,299	8.385	370.33	604	84.4
New York	173	51,069,815	4.26	295,201	8.119	391.56	609	80.6
North Carolina	104	15,402,695	1.28	148,103	8.950	374.73	603	84.7
North Dakota	4	407,816	0.03	101,954	9.665	360.00	577	88.6
Ohio	115	13,315,075	1.11	115,783	9.069	370.89	604	87.1
Oklahoma	50	5,004,159	0.42	100,083	9.345	360.26	596	88.0
Oregon	79	17,147,399	1.43	217,056	8.172	400.42	617	80.6
Pennsylvania	155	21,868,327	1.82	141,086	8.982	365.88	587	83.8
Rhode Island	19	4,402,513	0.37	231,711	8.496	383.75	588	76.9
South Carolina	53	7,803,649	0.65	147,239	9.347	381.89	596	86.3
South Dakota	8	994,664	0.08	124,333	8.139	350.62	617	87.2
Tennessee	137	17,242,817	1.44	125,860	8.915	374.37	602	86.7
Texas	414	50,794,387	4.24	122,692	8.845	354.30	606	83.2
Utah	71	14,209,367	1.18	200,132	8.023	371.27	615	82.3
Vermont	9	1,966,476	0.16	218,497	8.014	388.05	581	82.4
Virginia	182	38,043,329	3.17	209,029	8.136	377.78	605	80.5
Washington	166	38,422,448	3.20	231,461	8.025	382.25	601	81.5
West Virginia	15	1,822,511	0.15	121,501	9.836	368.82	590	84.6
Wisconsin	60	10,071,802	0.84	167,863	9.006	373.94	593	84.7
Wyoming	13	1,917,983	0.16	147,537	8.805	375.72	600	88.5
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%

Loan-to-Value Ratios for the Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	159	$24,401,873	2.03%	$153,471	7.945%	379.61	587	41.2%
50.01 - 55.00	50	9,362,530	0.78	187,251	7.714	395.91	582	53.1
55.01 - 60.00	107	20,296,675	1.69	189,689	7.865	385.25	589	57.9
60.01 - 65.00	185	38,047,582	3.17	205,663	7.785	379.63	588	63.3
65.01 - 70.00	326	69,291,905	5.78	212,552	8.035	380.02	597	68.6
70.01 - 75.00	398	89,432,038	7.46	224,704	7.981	382.34	595	73.9
75.01 - 80.00	1,782	378,553,582	31.57	212,432	7.932	375.04	634	79.6
80.01 - 85.00	741	158,771,516	13.24	214,267	8.419	384.88	586	84.2
85.01 - 90.00	1,218	253,482,789	21.14	208,114	8.431	383.74	606	89.5
90.01 - 95.00	635	114,419,318	9.54	180,188	9.067	374.55	614	94.6
95.01 - 100.00	280	43,141,398	3.60	154,076	9.658	371.51	626	99.8
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%

Combined Loan-to-Value Ratios(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	156	$23,853,504	1.99%	$152,907	7.927%	378.43	588	41.1%
50.01 - 55.00	47	8,812,243	0.73	187,495	7.715	398.19	582	53.1
55.01 - 60.00	104	19,592,378	1.63	188,388	7.850	383.50	589	57.8
60.01 - 65.00	183	37,116,882	3.10	202,824	7.806	380.13	586	63.3
65.01 - 70.00	323	67,996,420	5.67	210,515	8.034	380.86	594	68.5
70.01 - 75.00	368	82,997,514	6.92	225,537	7.999	383.17	591	73.7
75.01 - 80.00	802	170,344,212	14.20	212,399	8.038	376.58	606	79.2
80.01 - 85.00	738	158,520,775	13.22	214,798	8.406	384.76	586	84.2
85.01 - 90.00	1,258	267,565,509	22.31	212,691	8.373	382.50	610	88.9
90.01 - 95.00	674	124,971,951	10.42	185,418	8.932	374.19	618	93.3
95.01 - 100.00	1,228	237,429,817	19.80	193,347	8.230	374.38	649	83.4
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.000 or Less	7	$2,554,485	0.21%	$364,926	3.500%	360.00	746	80.0%
4.001 - 4.500	1	280,150	0.02	280,150	4.375	360.00	626	95.0
4.501 - 5.000	3	1,069,222	0.09	356,407	4.867	401.66	686	80.0
5.001 - 5.500	8	2,871,505	0.24	358,938	5.433	406.91	596	70.6
5.501 - 6.000	51	17,191,935	1.43	337,097	5.890	380.93	646	78.6
6.001 - 6.500	179	59,463,248	4.96	332,197	6.375	379.54	643	76.7
6.501 - 7.000	488	136,062,092	11.35	278,816	6.831	374.48	640	78.2
7.001 - 7.500	603	149,301,105	12.45	247,597	7.328	377.64	630	79.2
7.501 - 8.000	863	195,317,158	16.29	226,323	7.811	379.38	620	79.8
8.001 - 8.500	795	164,716,102	13.74	207,190	8.326	380.17	611	81.6
8.501 - 9.000	870	162,601,477	13.56	186,898	8.794	382.01	596	82.7
9.001 - 9.500	605	105,291,079	8.78	174,035	9.295	382.15	590	84.6
9.501 - 10.000	616	99,872,880	8.33	162,131	9.782	380.22	582	85.4
10.001 - 10.500	308	46,316,028	3.86	150,377	10.301	375.92	575	87.4
10.501 - 11.000	239	31,299,521	2.61	130,960	10.775	384.66	575	88.5
11.001 - 11.500	122	12,405,609	1.03	101,685	11.262	376.01	564	86.2
11.501 - 12.000	76	7,857,941	0.66	103,394	11.791	378.56	561	87.1
12.001 - 12.500	33	3,360,663	0.28	101,838	12.273	379.23	574	89.5
12.501 - 13.000	12	1,106,635	0.09	92,220	12.691	380.17	575	88.4
13.001 - 13.500	1	78,400	0.01	78,400	13.250	360.00	576	70.0
Greater than 14.000	1	183,968	0.02	183,968	14.250	360.00	591	100.0
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%

Types of Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	4,487	$862,125,798	71.89%	$192,139	8.329%	380.12	605	81.5%
Planned Unit Development	818	198,869,502	16.58	243,117	8.198	375.04	618	83.3
Low-Rise Condominium	328	67,297,481	5.61	205,175	8.047	378.05	635	80.6
Two Family Home	157	41,761,616	3.48	265,998	8.323	390.17	620	79.4
Four Family Home	27	11,609,415	0.97	429,978	7.113	370.28	697	72.5
Three Family Home	30	10,368,796	0.86	345,627	7.524	383.15	665	76.5
High-Rise Condominium	23	5,852,092	0.49	254,439	8.512	371.91	655	82.6
Manufactured Housing (1)	11	1,316,504	0.11	119,682	9.280	394.46	586	66.8
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%
____________
(1)	Treated as real property.

Loan Purposes for the Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	3,502	$745,948,877	62.20%	$213,007	8.219%	382.82	597	79.8%
Purchase	1,962	374,048,509	31.19	190,647	8.449	375.31	636	85.0
Refinance - Rate/Term	417	79,203,819	6.60	189,937	7.972	366.69	626	81.6
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%

Occupancy Types for the Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	5,547	$1,133,461,069	94.52%	$204,338	8.287%	379.92	607	81.6%
Investment Property	278	52,520,512	4.38	188,923	8.156	371.74	674	79.7
Second Home	56	13,219,624	1.10	236,065	7.693	366.62	671	81.8
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1 - 120	2	$164,020	0.01%	$82,010	9.506%	119.00	587	74.8%
121 - 180	65	8,248,357	0.69	126,898	8.200	178.86	621	75.5
181 - 300	31	4,509,397	0.38	145,464	8.203	247.15	605	79.3
301 - 360	4,870	968,930,700	80.80	198,959	8.264	359.36	615	81.8
Greater than 360	913	217,348,731	18.12	238,060	8.327	479.36	594	80.8
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%

Loan Documentation Types for the Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	3,946	$727,538,806	60.67%	$184,374	8.197%	379.06	598	82.6%
Stated Income	1,667	382,824,682	31.92	229,649	8.703	383.26	616	80.0
Reduced	184	62,543,078	5.22	339,908	7.139	365.57	698	78.2
No Income/No Asset	23	6,287,036	0.52	273,349	7.612	365.72	722	86.2
Stated Income/Stated Asset	20	5,765,613	0.48	288,281	7.204	359.18	673	79.0
Full/Alternative	17	5,526,943	0.46	325,114	6.933	380.73	664	80.0
No Ratio	14	5,180,839	0.43	370,060	7.354	359.40	693	80.5
Preferred	10	3,534,208	0.29	353,421	4.355	365.37	753	79.6
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%

Credit Bureau Risk Scores(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801 - 820	11	$3,956,389	0.33%	$359,672	6.766%	359.54	807	80.6%
781 - 800	14	4,894,880	0.41	349,634	7.044	375.09	789	75.7
761 - 780	23	7,556,436	0.63	328,541	6.890	371.66	772	80.0
741 - 760	49	13,006,697	1.08	265,443	7.224	363.16	751	79.4
721 - 740	62	17,117,372	1.43	276,087	7.396	379.36	730	81.9
701 - 720	82	22,616,587	1.89	275,812	7.373	372.49	710	81.4
681 - 700	211	52,091,723	4.34	246,880	7.664	372.02	690	80.9
661 - 680	360	85,475,771	7.13	237,433	7.779	374.73	669	81.4
641 - 660	566	126,644,538	10.56	223,754	7.813	370.37	650	82.6
621 - 640	702	147,465,147	12.30	210,064	8.065	371.51	630	83.3
601 - 620	936	183,240,506	15.28	195,770	8.121	379.11	610	82.8
581 - 600	856	168,854,636	14.08	197,260	8.477	380.93	590	83.3
561 - 580	793	143,610,322	11.98	181,098	8.729	382.30	571	82.3
541 - 560	558	104,775,673	8.74	187,770	8.781	392.07	551	79.5
521 - 540	429	76,317,202	6.36	177,896	9.122	393.59	531	76.8
501 - 520	223	40,777,436	3.40	182,858	9.385	394.09	511	73.5
500 or Less	6	799,889	0.07	133,315	9.465	385.61	500	75.5
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	4,934	$1,015,760,464	84.70%	$205,870	8.197%	378.01	618	82.6%
A-	277	57,824,178	4.82	208,752	8.524	386.53	580	80.5
B	387	77,898,364	6.50	201,288	8.609	388.19	567	75.0
C	213	38,512,482	3.21	180,810	9.094	388.82	562	71.8
C-	50	6,215,918	0.52	124,318	9.386	376.86	570	73.8
D	20	2,989,799	0.25	149,490	8.264	375.49	555	62.6
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%

Prepayment Penalty Periods for the Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	1,725	$365,584,885	30.49%	$211,933	8.444%	374.02	620	81.6%
6	6	1,227,736	0.10	204,623	7.465	380.28	653	82.9
12	298	84,176,107	7.02	282,470	8.090	381.51	621	78.8
18	1	495,000	0.04	495,000	6.990	359.00	617	63.1
24	2,265	459,783,529	38.34	202,995	8.312	385.11	602	82.6
30	1	166,971	0.01	166,971	8.090	471.00	646	90.0
36	665	120,156,590	10.02	180,687	8.269	373.92	615	80.5
42	3	356,150	0.03	118,717	9.382	398.11	562	81.9
60	917	167,254,238	13.95	182,393	7.908	378.38	607	80.9
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%

Months to Next Adjustment Date for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	6	21	$7,429,543	0.91%	$353,788	7.623%	359.90	572	82.0%
19 - 24	24	3,221	680,294,186	83.35	211,206	8.457	385.06	604	82.5
32 - 37	36	160	34,628,457	4.24	216,428	8.068	376.07	621	80.7
38 or Greater	61	295	93,880,847	11.50	318,240	7.192	367.72	686	79.1
Total/Avg./Wtd. Avg.		3,697	$816,233,034	100.00%

Gross Margins for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	254	$85,486,747	10.47%	$336,562	7.038%	366.33	697	79.0%
3.001 - 4.000	18	3,472,306	0.43	192,906	8.524	366.53	660	86.8
4.001 - 5.000	82	17,930,615	2.20	218,666	7.873	376.75	614	80.0
5.001 - 6.000	416	90,366,773	11.07	217,228	8.147	380.55	613	79.7
6.001 - 7.000	2,215	477,785,134	58.54	215,704	8.287	385.67	604	82.5
7.001 - 8.000	595	121,539,779	14.89	204,269	9.080	383.67	594	83.9
8.001 - 9.000	88	16,050,160	1.97	182,388	9.604	384.86	599	84.2
9.001 - 10.000	22	2,726,511	0.33	123,932	10.622	378.74	571	89.8
10.001 - 11.000	2	102,894	0.01	51,447	11.924	357.51	594	95.2
11.001 - 12.000	5	772,115	0.09	154,423	11.643	373.97	553	84.0
Total/Avg./Wtd. Avg.	3,697	$816,233,034	100.00%
____________
(1)	The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.166%.

Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
9.001 - 10.000	9	$3,212,137	0.39%	$356,904	3.753%	373.99	740	81.3%
10.501 - 11.000	6	2,432,904	0.30	405,484	5.771	359.70	713	77.4
11.001 - 11.500	18	7,096,722	0.87	394,262	6.371	369.69	722	76.6
11.501 - 12.000	49	16,798,570	2.06	342,828	6.791	371.38	705	79.0
12.001 - 12.500	78	24,565,547	3.01	314,943	6.989	370.18	679	78.7
12.501 - 13.000	96	31,322,955	3.84	326,281	6.768	371.59	659	78.4
13.001 - 13.500	143	45,960,863	5.63	321,405	6.933	377.04	643	78.8
13.501 - 14.000	284	77,113,598	9.45	271,527	7.116	380.52	623	80.1
14.001 - 14.500	363	90,682,894	11.11	249,815	7.568	389.82	616	79.4
14.501 - 15.000	536	126,312,110	15.48	235,657	7.993	386.50	616	80.6
15.001 - 15.500	464	97,358,401	11.93	209,824	8.511	381.09	603	82.7
15.501 - 16.000	566	113,465,063	13.90	200,468	8.947	384.45	593	82.7
16.001 - 16.500	348	67,202,350	8.23	193,110	9.389	384.92	594	85.9
16.501 - 17.000	342	59,008,261	7.23	172,539	9.828	381.62	585	86.5
17.001 - 17.500	163	25,206,559	3.09	154,641	10.324	375.98	575	88.8
17.501 - 18.000	123	16,764,580	2.05	136,297	10.799	391.48	577	89.4
18.001 - 18.500	54	6,256,634	0.77	115,864	11.257	387.79	570	87.0
18.501 - 19.000	33	3,200,475	0.39	96,984	11.795	381.41	565	86.9
19.001 - 19.500	15	1,615,424	0.20	107,695	12.211	382.18	596	91.9
Greater than 19.500	7	656,987	0.08	93,855	13.246	368.41	599	90.4
Total/Avg./Wtd. Avg.	3,697	$816,233,034	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 14.959%.

Initial Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	28	$8,326,163	1.02%	$297,363	7.689%	363.67	575	81.7%
1.500	2,634	556,069,383	68.13	211,112	8.392	384.92	604	82.9
2.000	55	14,301,882	1.75	260,034	7.759	361.53	645	79.5
2.809	1	220,437	0.03	220,437	7.990	480.00	610	90.0
2.975	1	99,923	0.01	99,923	10.650	359.00	601	22.2
3.000	731	154,964,360	18.99	211,990	8.625	385.21	602	80.7
5.000	165	58,127,555	7.12	352,288	7.039	368.26	700	79.1
6.000	82	24,123,332	2.96	294,187	7.253	360.26	693	79.0
Total/Avg./Wtd. Avg.	3,697	$816,233,034	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 2.171%.

Subsequent Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0.500	1	$271,920	0.03%	$271,920	8.350%	360.00	698	80.0%
1.000	734	155,986,435	19.11	212,516	8.588	383.76	603	80.7
1.500	2,730	579,516,047	71.00	212,277	8.383	384.46	605	82.8
2.000	232	80,458,632	9.86	346,804	7.020	365.49	700	79.0
Total/Avg./Wtd. Avg.	3,697	$816,233,034	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.453%.

Minimum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	247	$84,015,963	10.29%	$340,146	7.029%	365.82	698	79.0%
3.001 - 4.000	9	2,193,326	0.27	243,703	8.013	370.47	700	89.0
4.001 - 5.000	8	2,101,362	0.26	262,670	7.019	359.72	664	77.3
5.001 - 6.000	38	12,612,571	1.55	331,910	5.789	387.45	608	77.6
6.001 - 7.000	285	83,739,845	10.26	293,824	6.677	381.51	621	79.8
7.001 - 8.000	789	194,941,465	23.88	247,074	7.616	386.78	618	79.7
8.001 - 9.000	1,036	220,666,073	27.03	212,998	8.577	384.79	603	82.3
9.001 - 10.000	831	151,917,131	18.61	182,812	9.523	384.04	589	85.4
Greater than 10.000	454	64,045,298	7.85	141,069	10.705	380.66	574	87.9
Total/Avg./Wtd. Avg.	3,697	$816,233,034	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 7.781%.

Next Adjustment Dates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
March 2007	1	$79,909	0.01%	$79,909	10.750%	358.00	557	80.0%
April 2007	2	616,268	0.08	308,134	5.802	359.00	558	87.3
May 2007	15	5,410,366	0.66	360,691	7.829	360.00	577	82.7
June 2007	3	1,323,000	0.16	441,000	7.440	360.00	558	76.6
June 2008	2	642,314	0.08	321,157	8.980	355.00	588	87.9
July 2008	7	1,231,137	0.15	175,877	9.288	356.00	609	86.5
August 2008	29	5,969,173	0.73	205,834	9.110	379.67	608	83.2
September 2008	113	21,522,230	2.64	190,462	9.006	373.47	602	82.0
October 2008	394	85,553,776	10.48	217,142	8.581	379.53	601	82.7
November 2008	2,248	463,649,563	56.80	206,250	8.423	384.97	604	82.7
December 2008	428	101,725,992	12.46	237,678	8.345	393.38	607	81.5
July 2009	1	229,406	0.03	229,406	8.350	356.00	662	95.0
August 2009	2	354,996	0.04	177,498	9.774	357.39	592	87.8
September 2009	14	2,556,833	0.31	182,631	9.214	362.46	594	86.4
October 2009	31	5,805,068	0.71	187,260	8.375	359.02	630	79.4
November 2009	102	23,275,339	2.85	228,190	7.776	381.39	622	79.9
December 2009	10	2,406,815	0.29	240,682	8.648	384.93	614	82.8
May 2011	1	399,095	0.05	399,095	6.625	354.00	798	80.0
June 2011	1	293,600	0.04	293,600	7.250	355.00	617	80.0
July 2011	2	467,998	0.06	233,999	7.248	356.00	632	79.7
August 2011	4	765,990	0.09	191,498	7.673	357.00	710	77.9
September 2011	16	3,629,117	0.44	226,820	7.280	358.00	686	79.9
October 2011	88	27,936,296	3.42	317,458	7.163	366.52	688	78.8
November 2011	151	48,404,275	5.93	320,558	7.225	368.41	678	79.8
December 2011	13	4,146,382	0.51	318,952	7.586	369.34	675	79.4
April 2013	1	76,800	0.01	76,800	7.625	353.00	657	80.0
July 2013	2	722,315	0.09	361,157	6.596	356.00	761	78.0
August 2013	1	340,619	0.04	340,619	8.125	477.00	727	82.2
September 2013	1	126,392	0.02	126,392	8.500	358.00	674	80.0
October 2013	2	1,056,410	0.13	528,205	6.698	359.00	757	65.8
November 2013	12	5,515,559	0.68	459,630	6.744	374.00	722	75.5
Total/Avg./Wtd. Avg.	3,697	$816,233,034	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is March 2009.

Interest Only Periods for the Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	4,741	$873,164,058	72.81%	$184,173	8.514%	386.43	598	81.4%
24	1	299,250	0.02	299,250	7.500	359.00	802	92.4
36	4	1,461,860	0.12	365,465	7.143	359.63	683	85.0
60	912	247,288,261	20.62	271,149	7.809	360.27	632	82.9
84	1	520,000	0.04	520,000	6.750	360.00	715	79.9
120	222	76,467,777	6.38	344,449	7.087	361.88	690	78.9
Total/Avg./Wtd. Avg.	5,881	$1,199,201,205	100.00%